Exhibit 10.4
Execution Version
AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of August 1, 2025 (this “Amendment No. 1”), is by and among AvalonBay Communities, Inc., a corporation organized under the laws of the State of Maryland (the “Borrower”), the several lenders signatory hereto (collectively, the “Banks”), Truist Bank, as administrative agent for the Banks (in such capacity, the “Administrative Agent”), and Truist Bank, as sustainability structuring agent for the Banks (the “Sustainability Structuring Agent”). Reference is made to that certain Term Loan Agreement, dated as of April 3, 2025 (the “Loan Agreement”), by and among the Borrower, the Banks party thereto and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement, as amended hereby.
RECITALS
WHEREAS, pursuant to and in accordance with Section 2.21(a) of the Loan Agreement (prior to the Amendment Effective Date) and Section 12.02 of the Loan Agreement, the Borrower has requested that the Banks and the Administrative Agent amend certain provisions of the Loan Agreement, and, subject to the satisfaction of the conditions set forth herein, the Banks signatory hereto, which constitute the Required Banks, are willing to do so, on the terms set forth herein;
WHEREAS, pursuant to Section 2.19 of the Loan Agreement, the Borrower has requested and Truist Bank (the “Increasing Bank”) have agreed to provide additional term loans in the aggregate amount of $100,000,000 under the Loan Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO LOAN AGREEMENT. As of the Amendment Effective Date (as defined in Section 4 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 4 below, (a) the Loan Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Loan Agreement attached as Annex I hereto, (b) Annex II is hereby attached and made a part of the Loan Agreement as EXHIBIT L, (c) SCHEDULE 1 is amended and restated in its entirety by the SCHEDULE 1 attached hereto as Annex III, and (d) Annex IV is hereby attached and made a part of the Loan Agreement as SCHEDULE 2.21.
SECTION 2. NEW LOANS.
On the Amendment Effective Date, the Increasing Bank agrees to make an additional term loan (“New Loans”) to the Borrower pursuant to Section 2.01 of the Loan Agreement. Such New Loans shall be subject to the same terms (including, without limitation, the same Maturity Date) and shall be considered the same tranche as and pari passu with the existing Loans under the Loan Agreement. From and after the Amendment Effective Date, each reference to the Loans in the Loan Agreement (including, without limitation, in the definition of “Required Banks”) shall be deemed to include the New Loans made by the Increasing Bank. Notwithstanding anything to the contrary provided in the Loan Agreement or otherwise, the New Loans shall be made as a Daily SOFR Loan. From and after the making of the New Loans on the

Amendment Effective Date, (a) the Banks and the outstanding principal amount of the Loans shall be as set forth on Schedule 1 attached hereto and (b) the Accordion Amount shall be zero.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER
In order to induce the Banks and Administrative Agent to enter into this Amendment No. 1, the Borrower represents and warrants to each Bank and Administrative Agent that the following statements are true, correct and complete:
(i)    The execution and delivery of this Amendment No. 1, the Loan Agreement as amended by this Amendment No. 1 (the “Amended Loan Agreement”, and together with this Amendment No. 1, collectively, the “Amendment Documents”) and the performance of the obligations required to be performed by the Borrower hereunder and thereunder are within the Borrower’s corporate powers, have been authorized by all necessary corporate action, and do not and will not (a) require the consent or approval of its shareholders or such consent or approval has been obtained, (b) contravene either its certificate of incorporation or by-laws, (c) to the best of Borrower’s knowledge, violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired or (f) to the best of Borrower’s knowledge, cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of its knowledge, Borrower is in compliance with all Laws applicable to it and its properties where failure to be in compliance with such Laws could reasonably be expected to result in a Material Adverse Change;
(ii)     this Amendment No. 1 has been duly executed and delivered by the Borrower, is in full force and effect as of the Amendment Effective Date and each Amendment Document is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally;
(iii)    each of the representations and warranties of the Borrower contained in the Amended Loan Agreement, this Amendment No. 1, and the other Loan Documents are true and correct in all material respects as of the date as of which they were made and are true and correct in all material respects at and as of the date of this Amendment No. 1, except for representations and warranties which are expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date (or in the case of any representation or warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language, shall be true and correct in all respects as of the applicable date, after giving effect to such qualification); and
(iv)    no Default or Event of Default exists on the date hereof (before and after giving effect to this Amendment No. 1).
SECTION 4. CONDITIONS TO EFFECTIVENESS
This Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the “Amendment Effective Date”):

A. The Borrower, the Administrative Agent, the Sustainability Structuring Agent, the Increasing Bank and the Required Banks shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.
B. The Administrative Agent shall have received a secretary’s certificate of the Borrower (i) certifying as to its organizational documents (or as to the absence of changes to its organizational documents since April 3, 2025), and attaching a good standing certificate from the State of Maryland dated as of a recent date and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 1 and the transactions contemplated hereby.
C. The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.04 of the Loan Agreement), incurred in connection with this Amendment No. 1.
D. Execution and delivery to the Agent by the Borrower in favor of the Increasing Bank, if requested by the Increasing Bank, of a replacement Note in an amount equal to sum of its Initial Commitment and its Incremental Commitment hereunder;
E. Delivery to the Agent by Goodwin Procter LLP, as counsel to the Borrower, of an opinion addressed to the Increasing Bank and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent;
F. Payment by the Borrower of any agreed upon compensation to the Increasing Bank and the Administrative Agent due and payable on the Amendment Effective Date in respect of the Incremental Commitment as set forth in a separate fee letter;
G. The Administrative Agent shall have received a covenant compliance certificate of the Borrower demonstrating compliance with each financial covenant as if the ratio or amount referred to therein were to be calculated as of the most recent fiscal quarter as to which a covenant compliance certificate has been delivered pursuant to 6.09(3) of the Loan Agreement after giving pro forma effect to the incurrence of the New Loans on the Amendment Effective Date and the use of proceeds thereof;
H. Each of the representations and warranties of the Borrower contained in the Amended Loan Agreement, this Amendment No. 1, and the other Loan Documents are true and correct in all material respects as of the date as of which they were made and are true and correct in all material respects at and as of the date of this Amendment No. 1, except for representations and warranties which are expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date (or in the case of any representation or warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language, shall be true and correct in all respects as of the applicable date, after giving effect to such qualification); and no Default or Event of Default exists on the date hereof (before and after giving effect to this Amendment No. 1)
I. Upon satisfaction of the foregoing conditions, the Administrative Agent shall deliver written notice to the Borrower and the Banks of the Amendment Effective Date.
SECTION 5. MISCELLANEOUS
A. Reference to and Effect on the Loan Agreement and the Other Loan Documents.

(i)    On and after the effective date of this Amendment No. 1, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Amended Loan Agreement. This Amendment No. 1 shall constitute a Loan Document for all purposes under the Loan Agreement.
(ii)    Except as specifically amended by this Amendment No. 1, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under, the Loan Agreement or any of the other Loan Documents.
(iv)    This Amendment No. 1 shall not constitute or effect a novation of the obligations of the Borrower under the Loan Agreement, as amended hereby, and the other Loan Documents.
B. Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not affect the interpretation or construction of this Amendment No. 1.
C. Applicable Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Section 12.15 of the Loan Agreement are incorporated herein by reference, mutatis mutandis.
D. Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment No. 1 by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 1 shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. This Amendment No. 1 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower and the Banks and receipt by the Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
AVALONBAY COMMUNITIES, INC.
By: /s/ Kevin P. O’Shea
Name: Kevin P. O’Shea
Title: Chief Financial Officer
TRUIST BANK, as Administrative Agent, Bank and Increasing Bank
By: /s/ C. Vincent Hughes, Jr.
Name: C. Vincent Hughes, Jr.
Title: Director
TRUIST BANK, as Sustainability Structuring Agent
By: /s/ C. Vincent Hughes, Jr.
Name: C. Vincent Hughes, Jr.
Title: Director
TD BANK, N.A.
By: /s/ William M. Brandt, Jr.
Name: William M. Brandt, Jr.
Title: Vice President
MIZUHO BANK, LTD.
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Managing Director
ASSOCIATED BANK, NATIONAL ASSOCIATION
By: /s/ Mitchell Vega
Name: Mitchell Vega
Title: Senior Vice President

Annex I

Amended Loan Agreement

[See attached]

Annex I – Amended Loan Agreement

DEAL CUSIP#05348JAQ1 REVOLVER CUSIP #05348JAR9

TERM LOAN AGREEMENT
dated as of April 3, 2025 among
AVALONBAY COMMUNITIES, INC.,
as Borrower,
TRUIST BANK,
as Administrative Agent and a Bank

TD BANK, N.A. and MIZUHO BANK, LTD.,
as Banks and Syndication Agents,
TRUIST BANK,
as Sustainability Structuring Agent.
THE OTHER BANKS SIGNATORY HERETO,
each as a Bank, and
TRUIST SECURITIES, INC., TD BANK, N.A., and MIZUHO BANK, LTD.,
as Joint Bookrunners and Joint Lead Arrangers,

Page
ARTICLE I    DEFINITIONS; ETC    1
Section 1.01    Definitions    1
Section 1.02    Accounting Terms    ~~24~~26
Section 1.03    Computation of Time Periods    ~~25~~27
Section 1.04    Rules of Construction    ~~25~~27
Section 1.05    Interest Rates    ~~25~~27
Section 1.06    [Reserved]    ~~26~~28
Section 1.07    Times of Day    ~~26~~28
Section 1.08    Rounding    ~~26~~28
ARTICLE II    THE LOANS    ~~26~~28
Section 2.01    Loans; Purpose    ~~26~~28
Section 2.02    [Reserved]    ~~27~~29
Section 2.03    Advances, Generally    ~~27~~29
Section 2.04    Procedures for Advances    ~~27~~29
Section 2.05    Interest Periods; Renewals    ~~28~~30
Section 2.06    Interest    ~~29~~31
Section 2.07    Fees    ~~29~~31
Section 2.08    Notes    ~~29~~32
Section 2.09    Prepayments    ~~30~~32
Section 2.10    Cancellation of Commitments    ~~30~~32
Section 2.11    Method of Payment    ~~30~~32
Section 2.12    Elections, Conversions or Continuation of Loans    ~~31~~33
Section 2.13    Minimum Amounts    ~~31~~33
Section 2.14    Certain Notices Regarding Elections, Conversions and
Continuations of Loans    ~~31~~33
Section 2.15    Late Payment Premium    ~~32~~34
Section 2.16    [Reserved]    ~~32~~34
Section 2.17    [Reserved]    ~~32~~34
Section 2.18    [Reserved]    ~~32~~34
Section 2.19    Additional Loan Commitments    ~~32~~34
Section 2.20    Defaulting Lenders    ~~33~~36

(continued)

Page
Section 2.21    Sustainability Adjustments ~~Amendment    35~~37
ARTICLE III    YIELD PROTECTION; ILLEGALITY, ETC    ~~36~~40
Section 3.01    Additional Costs    ~~36~~40
Section 3.02    Inability to Determine Rates    ~~37~~41
Section 3.03    Illegality    ~~40~~43
Section 3.04    Treatment of Affected Loans    ~~40~~44
Section 3.05    Certain Compensation    ~~41~~44
Section 3.06    Capital or Liquidity Adequacy    ~~41~~45
Section 3.07    Substitution of Banks    ~~41~~45
Section 3.08    Applicability    ~~43~~46
Section 3.09    Time for Notices    ~~43~~46
Section 3.10    Taxes    ~~43~~46
Section 3.11    Designation of a Different Lending Office    ~~47~~50
ARTICLE IV    CONDITIONS PRECEDENT    ~~47~~51
Section 4.01    Conditions Precedent to the Closing Date    ~~47~~51
Section 4.02    Conditions Precedent to Each Advance    ~~49~~53
Section 4.03    Deemed Representations    ~~49~~53
ARTICLE V    REPRESENTATIONS AND WARRANTIES    ~~50~~53
Section 5.01    Due Organization    ~~50~~53
Section 5.02    Power and Authority; No Conflicts; Compliance With Laws    ~~50~~53
Section 5.03    Legally Enforceable Agreements    ~~50~~54
Section 5.04    Litigation    ~~50~~54
Section 5.05    Good Title to Properties    ~~50~~54
Section 5.06    Taxes    ~~51~~54
Section 5.07    ERISA    ~~51~~54
Section 5.08    No Default on Outstanding Judgments or Orders, Etc    ~~51~~55
Section 5.09    No Defaults on Other Agreements    ~~51~~55
Section 5.10    Government Regulation    ~~52~~55
Section 5.11    Environmental Protection    ~~52~~55
Section 5.12    Solvency    ~~52~~56

(continued)

Page
Section 5.13    Financial Statements    ~~52~~56
Section 5.14    Valid Existence of Consolidated Subsidiaries    ~~52~~56
Section 5.15    Insurance    ~~52~~56
Section 5.16    Accuracy of Information; Full Disclosure    ~~53~~56
Section 5.17    OFAC    ~~53~~56
Section 5.18    Anti-Corruption Laws    ~~53~~57
Section 5.19    Affected Financial Institution    ~~53~~57
Section 5.20    Covered Entities    ~~53~~57
Section 5.21    Outbound Investment Rules    ~~53~~57
Section 5.22    Sustainability-Related Information    57
ARTICLE VI    AFFIRMATIVE COVENANTS    ~~54~~57
Section 6.01    Maintenance of Existence    ~~54~~58
Section 6.02    Maintenance of Records    ~~54~~58
Section 6.03    Maintenance of Insurance    ~~54~~58
Section 6.04    Compliance with Laws; Payment of Taxes    ~~54~~58
Section 6.05    Right of Inspection    ~~54~~58
Section 6.06    Compliance With Environmental Laws    ~~54~~58
Section 6.07    Maintenance of Properties    ~~54~~58
Section 6.08    Payment of Costs    ~~55~~58
Section 6.09    Reporting and Miscellaneous Document Requirements    ~~55~~58
Section 6.10    Anti-Corruption Laws    ~~57~~62
Section 6.11    Sustainability-Related Information    62
ARTICLE VII    NEGATIVE COVENANTS    ~~58~~63
Section 7.01    Mergers Etc    ~~58~~63
Section 7.02    [Reserved]    ~~58~~63
Section 7.03    Sale of Assets    ~~58~~63
Section 7.04    Distributions    ~~58~~63
Section 7.05    Sanctions    ~~58~~63
Section 7.06    Anti-Corruption Laws    ~~58~~63
Section 7.07    Outbound Investment Rules    ~~59~~63

(continued)

Page
ARTICLE VIII FINANCIAL COVENANTS    ~~59~~64
Section 8.01    Relationship of Total Outstanding Indebtedness to Capitalization
Value    ~~59~~64
Section 8.02    Relationship of Combined EBITDA to Combined Debt Service    ~~59~~64
Section 8.03    Ratio of Unsecured Indebtedness to Unencumbered Asset Value    ~~59~~64
Section 8.04    Relationship of Secured Indebtedness to Capitalization Value    ~~59~~64
ARTICLE IX    EVENTS OF DEFAULT    ~~60~~64
Section 9.01    Events of Default    ~~60~~65
Section 9.02    Remedies    ~~63~~67
Section 9.03    Application of Funds    ~~63~~68
ARTICLE X    ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS    ~~64~~69
Section 10.01 Appointment, Powers and Immunities of Administrative Agent    ~~64~~69
Section 10.02 Reliance by Administrative Agent    ~~65~~70
Section 10.03 Defaults    ~~65~~70
Section 10.04 Rights of Administrative Agent as a Bank    ~~66~~71
Section 10.05 Indemnification of Administrative Agent    ~~66~~71
Section 10.06 Non-Reliance on Administrative Agent and Other Banks    ~~66~~71
Section 10.07 Failure of Administrative Agent to Act    ~~67~~72
Section 10.08 Resignation or Removal of Administrative Agent    ~~68~~73
Section 10.09 Amendments Concerning Agency Function    ~~69~~74
Section 10.10 Liability of Administrative Agent    ~~69~~74
Section 10.11 Transfer of Agency Function    ~~69~~74
Section 10.12 Non-Receipt of Funds by Administrative Agent    ~~69~~74
Section 10.13 [Reserved]    ~~70~~75
Section 10.14 [Reserved]    ~~70~~75
Section 10.15 Pro Rata Treatment    ~~70~~75
Section 10.16 Sharing of Payments Among Banks    ~~71~~76
Section 10.17 Possession of Documents    ~~71~~76
Section 10.18 No Other Duties, Etc    ~~71~~76
Section 10.19 Administrative Agent May File Proofs of Claim    ~~71~~76

(continued)

Page
Section 10.20 Certain ERISA Matters    ~~72~~77
Section 10.21 Recovery of Erroneous Payments    ~~73~~78
ARTICLE XI    NATURE OF OBLIGATIONS    ~~73~~78
Section 11.01 Absolute and Unconditional Obligations    ~~73~~78
Section 11.02 Non-Recourse to Borrower’s Principals    ~~74~~79
ARTICLE XII    MISCELLANEOUS    ~~75~~79
Section 12.01 Binding Effect of Request for Advance    ~~75~~79
Section 12.02 Amendments and Waivers    ~~75~~80
Section 12.03 Usury    ~~76~~81
Section 12.04 Expenses; Indemnification; Limitation of Liability    ~~76~~81
Section 12.05 Assignment; Participation    ~~77~~82
Section 12.06 Documentation Satisfactory    ~~81~~86
Section 12.07 Notices    ~~82~~86
Section 12.08 Setoff    ~~83~~88
Section 12.09 Table of Contents; Headings    ~~84~~88
Section 12.10 Severability    ~~84~~88
Section 12.11 Counterparts    ~~84~~89
Section 12.12 Integration    ~~84~~89
Section 12.13 Governing Law    ~~84~~89
Section 12.14 Waivers    ~~84~~89
Section 12.15 Jurisdiction; Immunities    ~~85~~89
Section 12.16 [Reserved]    ~~86~~90
Section 12.17 [Reserved]    ~~86~~90
Section 12.18 USA Patriot Act, Etc    ~~86~~90
Section 12.19 [Reserved]    ~~86~~90
Section 12.20 Treatment of Certain Information; Confidentiality    ~~86~~90
Section 12.21 Survival of Representations and Warranties    ~~87~~91
Section 12.22 No Advisory or Fiduciary Responsibility    ~~87~~92
Section 12.23 Electronic Execution; Electronic Records; Counterparts    ~~88~~92
Section 12.24 Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    ~~89~~93
Section 12.25 Acknowledgement Regarding Any Supported QFCs    ~~89~~94

(continued)

Page
Section 12.26 UPREIT Reorganization    ~~90~~95

(continued)
EXHIBITS
EXHIBIT A    -    Authorization Letter
EXHIBIT B    -    Note
EXHIBIT C    -    [Reserved]
EXHIBIT D    -    Solvency Certificate
EXHIBIT E    -    Assignment and Acceptance
EXHIBIT F    -    [Reserved]
EXHIBIT G    -    [Reserved]
EXHIBIT H    -    Acceptance Letter
EXHIBIT I    -    Form of Guaranty
EXHIBIT J-1 - Form of U.S. Tax Compliance Certificate
EXHIBIT J-2 - Form of U.S. Tax Compliance Certificate
EXHIBIT J-3 - Form of U.S. Tax Compliance Certificate
EXHIBIT J-4 - Form of U.S. Tax Compliance Certificate
EXHIBIT K - Loan Notice
EXHIBIT L - Form of Pricing Certificate

SCHEDULES
SCHEDULE 1     -    Loan Commitments
SCHEDULE 2.21     -     Sustainability Table

TERM LOAN AGREEMENT dated as of April 3, 2025 (this “Agreement”) among AVALONBAY COMMUNITIES, INC., a corporation organized and existing under the laws of the State of Maryland (“Borrower”); TRUIST BANK or any successor thereto (in its individual capacity and not as Administrative Agent, “Truist”), TD BANK, N.A., MIZUHO BANK, LTD., and the other lenders signatory hereto, as Banks; and TRUIST BANK, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, “Administrative Agent”; Truist, TD Bank, N.A., Mizuho Bank, Ltd., the other lenders signatory hereto, such other lenders who from time to time become Banks pursuant to Section 2.19, 3.07 or 12.05, each a “Bank” and collectively, the “Banks”).
The Borrower has requested that the Banks provide it with a term loan facility in the original principal amount of $450 million, and the Banks are willing to provide such term loan facility on the terms and conditions set forth herein. Accordingly, in consideration of the premises and the mutual agreements, covenants and conditions hereinafter set forth, Borrower, Administrative Agent and each of the Banks agree as follows:
ARTICLE I DEFINITIONS; ETC.
Section 1.01    Definitions.    As used in this Agreement the following terms have the
following meanings:
“Acceptance Letter” has the meaning specified in Section 2.19.
“Accordion Amount” means, at any time, (a) prior to the Incremental Effective Date, $100,000,000 and (b) after the Incremental Effective Date, $0.
“Acquisition” means the acquisition by Borrower, directly or indirectly, of an interest in multi-family real estate.
“Acquisition Asset” means any improved real property asset that has been owned by any of the Borrower, its Consolidated Businesses or any UJV for fewer than eighteen (18) months, unless the Borrower has made a one-time election (by written notice to the Administrative Agent) to no longer treat such asset as an Acquisition Asset for purposes of this Agreement.
“Additional Costs” has the meaning specified in Section 3.01. “Administrative Agent” has the meaning specified in the preamble.
“Administrative Agent’s Office” means Administrative Agent’s address located at Truist Bank, Agency Services, 303 Peachtree Street, NE / 25th Floor, Atlanta, GA 30308, or such other address in the United States as Administrative Agent may designate by written notice to Borrower and the Banks.
“Administrative Questionnaire” means an administrative questionnaire in a form approved by the Administrative Agent.
“Affected Bank” has the meaning specified in Section 3.07.

‘Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Loan” has the meaning specified in Section 3.04.
“Affiliate” means, with respect to any Person (the “first Person”), any other Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person; or (2) 10% or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term “control” means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agent Parties” has the meaning specified in Section 12.07(c). “Agreement” has the meaning specified in the preamble.
“Applicable Lending Office” means, for each Bank and for its SOFR Loan or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Acceptance, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its SOFR Loan or Base Rate Loan, as applicable, is to be made and maintained.
“Applicable Margin” means, with respect to Base Rate Loans and SOFR Loans, the respective rates per annum determined at any time, based on the range into which Borrower’s Credit Rating then falls, in accordance with the following table (any change in Borrower’s Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin) and subject to adjustment pursuant to Section 2.21~~(d)~~:

Range of Borrower’s Credit Rating (S&P/Moody’s or other agency equivalent)	Applicable Margin for Base Rate Loans (% per annum)	Applicable Margin for SOFR Loans (% per annum)
A+/A1 or higher	0.00	0.70
A/A2	0.00	0.75
A-/A3	0.00	0.80
BBB+/Baa1	0.00	0.85
BBB/Baa2	0.00	0.95
BBB-/Baa3	0.20	1.20
Below BBB- or unrated/ Below Baa3 or unrated	0.60	1.60
It is hereby understood and agreed that the Applicable Margin with respect to any Loans payable hereunder shall be adjusted from time to time based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 2.21); provided that in no event shall the Applicable Margin with respect to Loans be less than zero.
“Applicable Sustainability Pricing Adjustment Period” has the meaning assigned thereto in Section 2.21(a).

“Approved Fund” has the meaning specified in Section 12.05.
“Assignee” has the meaning specified in Section 12.05.
“Assignment and Acceptance” means an Assignment and Acceptance, substantially in the form of EXHIBIT E, or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with Section 12.05.
“Assumption Date” has the meaning specified in Section 12.26. “Assumption Transaction” has the meaning specified in Section 12.26.
“Authorization Letter” means a letter agreement executed by Borrower in the form of EXHIBIT A.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” and “Banks” have the respective meanings specified in the preamble. “Bank Parties” means Administrative Agent and the Banks.
“Bank Reply Period” has the meaning specified in Section 12.02.
“Banking Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Truist as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Truist based upon various factors including Truist’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Truist shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.02 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means all or any portion (as the context requires) of a Bank’s Loan which shall accrue interest at a rate determined in relation to the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or
(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in the preamble. “Borrower Material” has the meaning in Section 6.09.
“Borrower’s Accountants” means Ernst & Young, or such other accounting firm(s) of nationally-recognized standing selected by Borrower and reasonably acceptable to the Administrative Agent.
“Borrower’s Credit Rating” means the rating assigned from time to time to Borrower’s unsecured and unsubordinated long-term indebtedness by, respectively, S&P, Moody’s and/or one or more other nationally-recognized rating agencies reasonably approved by Administrative Agent. If such a rating is assigned by only one (1) such rating agency, it must be either S&P or Moody’s. If such a rating is assigned by two (2) such rating agencies, at least one (1) must be S&P or Moody’s, and “Borrower’s Credit Rating” shall be the higher of said ratings, except if the aforesaid ratings are greater than one (1) rating level apart, in which case “Borrower’s Credit Rating” shall be the rating one level below the higher rating. If such a rating is obtained from more than two (2) such rating agencies, “Borrower’s Credit Rating” shall be the higher of the lowest two (2) ratings, if at least one (1) of such two (2) is either S&P or Moody’s; if neither of the two (2) lowest ratings is from S&P or Moody’s, then “Borrower’s Credit Rating” shall be the lower of the ratings from S&P and Moody’s. Unless such indebtedness of Borrower is rated by either S&P or Moody’s, “Borrower’s Credit Rating” shall be considered unrated for purposes of this Agreement.
“Borrower’s Principals” means the officers and directors of Borrower at any applicable time.
“Borrower’s Share of UJV Combined Outstanding Indebtedness” means the sum of the indebtedness of each of the UJVs contributing to UJV Combined Outstanding Indebtedness multiplied by Borrower’s respective beneficial fractional interests in each such UJV.
“Capitalization Value” means, as of the end of any calendar quarter, the sum, without double-counting, of (1) Combined EBITDA attributable to Wholly-Owned Assets (other than Acquisition Assets and Construction-in-Process) (less all leasing commissions and management and development fees, net of any expenses applicable thereto, contributing to such Combined EBITDA) for the period of four quarters then ended, capitalized at a rate of 5.75% per annum (i.e., divided by 5.75%), (2) Combined EBITDA attributable to Borrower’s beneficial interest in the UJVs (other than with respect to Acquisition Assets or Construction-in-Process) (less all leasing commissions and management and development fees, net of any expenses applicable thereto, contributing to such Combined EBITDA) for the period of four quarters then ended, capitalized at a rate of 5.75% per annum (i.e., divided by 5.75%), (3) such leasing commissions and management and development fees for such period of four quarters as were subtracted from Combined EBITDA pursuant to clauses (1) and (2) above, capitalized at a rate of 15% per annum (i.e., divided by 15%), (4) unrestricted Cash and Cash Equivalents of Borrower and its Consolidated Businesses, as of the end of such quarter, as reflected in Borrower’s Consolidated Financial Statements; provided that no such unrestricted Cash and Cash Equivalents will be added to Capitalization Value if such unrestricted Cash and Cash Equivalents have been deducted from Total Outstanding Indebtedness or Secured Indebtedness in the calculation of the financial covenants in Section 8.01 or Section 8.04, (5) the aggregate book value (on a cost basis) of land held for future development and Construction-in-Process of Borrower and its Consolidated Businesses plus Borrower’s beneficial interest in the book value (on a cost basis) of land held for future development and Construction-in-Process of the UJVs (after taking into account any impairments recognized in Borrower’s financial statements in the immediately preceding fiscal quarter), (6) the aggregate book value (on a cost basis) of Acquisition Assets of Borrower and its Consolidated Businesses plus Borrower’s beneficial interest in the book value (on a cost basis) of Acquisition Assets of the UJVs (after taking into account any impairments recognized in Borrower’s financial statements in the immediately preceding fiscal quarter), (7) the value (at the lower of cost or market in accordance with GAAP) of Performing Notes held by Borrower and its Consolidated Businesses, (8) Eligible Cash 1031 Proceeds, plus (9) without duplication of amounts included in items (2), (3), (6) and (7) that are attributable to UJVs, the aggregate book value of the Borrower’s and its Consolidated Businesses’ loans to and investments in minority interests (including preferred equity investments) in other Persons (after taking into account any impairments recognized in the Borrower’s financial statements in the immediately preceding fiscal quarter) plus (10) the aggregate positive amount of net cash proceeds that would be due to the Borrower from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by the Borrower delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (a) the Borrower or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its obligations thereunder or (b) the Borrower no longer intends to issue shares sufficient to realize such proceeds; provided that the sum of items (2), (5), (7) and (9) above shall not exceed 40% of Capitalization Value.
“Cash and Cash Equivalents” means (1) cash, (2) direct obligations of the United States Government, including, without limitation, treasury bills, notes and bonds, (3) interest-bearing or discounted obligations of federal agencies and government-sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan    Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (4) time deposits, domestic and eurodollar certificates of deposit, bankers’ acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody’s and/or guaranteed by an Aa rating by Moody’s, an AA rating by S&P or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks, (5) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures and loan participations, each of which is rated at least AA by S&P and/or Aa2 by Moody’s and/or guaranteed by an Aa rating by Moody’s, an AA rating by S&P or better rated credit, (6) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody’s and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of an Approved Bank, (7) repurchase agreements with major banks and primary government security dealers fully secured by the United States Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping and (8) real estate loan pool participations, guaranteed by an AA rating given by S&P or an Aa2 rating given by Moody’s or better rated credit. For purposes of this definition, “Approved Bank” means a financial institution which has (x) (A) a minimum net worth of $500,000,000 and/or (B) total assets of at least $10,000,000,000 and (y) a minimum long-term debt rating of A+ by S&P or A1 by Moody’s.
“Closing Date” means the date this Agreement has been executed by all parties and becomes effective pursuant to Section 4.01.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.
“Combined Debt Service” means, for any period of time, (1) Borrower’s share of total debt service (including principal) paid or payable by Borrower and its Consolidated Businesses during such period (other than (x) debt service on construction loans until completion of the relevant construction and other capitalized interest and (y) the amortization of financing fees paid in a prior period) plus a deemed annual capital expense charge of $150 per apartment unit owned by Borrower or its Consolidated Businesses plus (2) Borrower’s beneficial interest in total debt service (including principal) paid or payable by the UJVs during such period (other than (x) debt service on construction loans until completion of the relevant construction and other capitalized interest and (y) the amortization of financing fees paid in a prior period) plus a deemed annual capital expense charge of $150 per apartment unit owned by the UJVs plus (3) preferred dividends and distributions paid or payable by Borrower and its Consolidated Businesses during such period plus (4) non-cash interest expense with respect to convertible debt of the Borrower and its Consolidated Businesses during such period. For the avoidance of doubt, Combined Debt Service shall not include (1) principal repayment at maturity of existing financings, (2) principal payments resulting from refinancing, condemnation, hazard insurance or other loan payoffs, (3) imposition deposits, real estate taxes, insurance or other lender-held escrow amounts, (4) swap settlements, or (5) prepayment penalties for prepayment of financings prior to maturity.
“Combined EBITDA” means, for any period of time, the sum, without duplication, of (1) Borrower’s share of revenues less operating expenses, general and administrative expenses and property taxes before Interest Expense, income taxes, gains or losses on the sale of real estate and/or marketable securities and depreciation and amortization for Borrower and its Consolidated Businesses, and adjusted to exclude gains and losses from extraordinary or non-recurring items, extinguishment or forgiveness of debt, write-ups or write-downs, acquisition costs for consummated acquisitions, non-cash revenue and non-cash expense attributable to straight lining of rents and (2) Borrower’s beneficial interest in revenues less operating expenses, general and administrative expenses and property taxes before Interest Expense, income taxes, gains or losses on the sale of real estate and/or marketable securities and depreciation and amortization (after eliminating appropriate intercompany amounts) applicable to each of the UJVs, and adjusted to exclude gains and losses from extraordinary or non-recurring items, extinguishment or forgiveness of debt, write-ups or write-downs, acquisition costs for consummated acquisitions, non-cash revenue and non-cash expense attributable to straight lining of rents, in all cases as reflected in Borrower’s Consolidated Financial Statements.
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily SOFR, or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily SOFR”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Banking Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Business” means, individually, each Affiliate of Borrower who is or should be included in Borrower’s Consolidated Financial Statements in accordance with GAAP.
“Consolidated Subsidiary” means, individually, each Subsidiary of Borrower who is or should be included in Borrower’s Consolidated Financial Statements in accordance with GAAP.
“Consolidated Financial Statements” means, with respect to any Person, the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of such Person, prepared in accordance with GAAP.
“Consolidated Outstanding Indebtedness” means, as of any time, Borrower’s share of all indebtedness and liability for borrowed money, secured or unsecured, of Borrower and its Consolidated Businesses, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness on cash and cash equivalent securities, all as reflected in Borrower’s Consolidated Financial Statements.
“Consolidated Tangible Net Worth” means, at any date, Borrower’s share of the consolidated stockholders’ equity of Borrower and its Consolidated Businesses less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, “Intangible Assets” means with respect to any such intangible assets, the amount (to the extent reflected in determining such consolidated stockholders’ equity) of (1) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve (12) months after the acquisition of such business) subsequent to September 30, 1994 in the book value of any asset (other than real property assets) owned by Borrower or a Consolidated Business and (2) all debt discount and expense, deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets (in each case, not adjusted for depreciation).
“Construction-in-Process” means a property on which construction of improvements (excluding non-revenue generating capital expenditures and excluding costs incurred prior to construction, all as set forth in the Consolidated Financial Statements) has commenced and is proceeding to completion in the ordinary course but has not yet been completed (as such completion shall be evidenced by a temporary or permanent certificate of occupancy permitting use of the entirety of such property). Any such property shall be treated as Construction-in-Process until 24 months from the date of completion (as evidenced by a certificate of occupancy or its equivalent permitting use of such property by the general public), unless the Borrower has made a one-time election (by written notice to the Administrative Agent) to no longer treat such property as Construction-in-Process for purposes of this Agreement.
“Contingent Obligations” means, without duplication, Borrower’s share of (1) any contingent obligations of Borrower or its Consolidated Businesses required to be shown on the balance sheet of Borrower and its Consolidated Businesses in accordance with GAAP and (2) any obligation required to be disclosed in the footnotes to Borrower’s Consolidated Financial Statements, guaranteeing partially or in whole any non-Recourse Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of Borrower or any of its Consolidated Businesses or of any other Person. The amount of any Contingent Obligation described in clause (2) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the net present value (using the Base Rate as a discount rate) of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder) or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming Borrower and/or one or more of its Consolidated Businesses is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent Borrower’s Consolidated Financial Statements required to be delivered pursuant to this Agreement. Notwithstanding anything contained herein to the contrary, guarantees of completion, of environmental indemnities and relating to fraud, misappropriation, bankruptcy filings and other “bad act” indemnities shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by Borrower or one of its Consolidated Businesses and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person’s guaranteed obligations and (2) in the case of joint and several guarantees given by a Person in which Borrower owns an interest (which guarantees are non-recourse to Borrower), to the extent the guarantees, in the aggregate, exceed 10% of Capitalization Value, the amount in excess of 10% shall be deemed to be a Contingent Obligation of Borrower. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall be deemed not to include guarantees of unadvanced funds under any indebtedness of Borrower or its Consolidated Businesses or of construction loans to the extent the same have not been drawn. All matters constituting “Contingent Obligations” shall be calculated without duplication.
“Continue”, “Continuation” and “Continued” refer to the continuation pursuant to Section 2.12 of a Term SOFR Loan as a Term SOFR Loan from one Interest Period to the next Interest Period.
“Continuing Directors” has the meaning specified in Section 9.01(11).
“Convert”, “Conversion” and “Converted” refer to a conversion pursuant to Section 2.12 of a Loan of one Type into a Loan of another Type, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.
“Covenant Finance Lease” means a Finance Lease for which the Borrower determines (a) it is reasonably certain in the future to exercise any purchase option (if applicable) set forth in such Finance Lease or (b) such Finance Lease will transfer ownership of the underlying asset to lessee by the end of the lease term.
“Covered Entity” has the meaning specified in Section 12.25.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Daily SOFR” means the rate per annum equal to Daily Simple SOFR determined five (5) U.S. Government Securities Business Days prior to such day pursuant to the definition thereof. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.
“Debt” means (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Covenant Finance Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations in respect of letters of credit issued for the account of any Person; (5) all obligations arising under bankers’ or trade acceptance facilities; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.
“Default Rate” means a rate per annum equal to: (1) with respect to Base Rate Loans or Daily SOFR Loans, a variable rate 2% above the rate of interest then in effect thereon (including the Applicable Margin); and (2) with respect to Term SOFR Loans, a fixed rate 2% above the rate(s) of interest in effect thereon (including the Applicable Margin) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate 2% above the rate of interest for a Base Rate Loan.
“Defaulting Lender” means, subject to Section 2.20(b), any Bank that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three Banking Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Banking Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Bank shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or the subject of a Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Bank shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such equity interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Notwithstanding anything to the contrary in clauses (a) through (d) above, any determination by the Administrative Agent that a Bank is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Lender (subject to Section 2.20(b) upon delivery of written notice of such determination to the Borrower and each Bank.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic and the non-government controlled Zaporizhzhia and Kherson regions of Ukraine).
“Disposition” means a sale (whether by assignment, transfer, Division, or Finance Lease) of an asset.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollars” and the sign “$” mean lawful money of the United States of America.
“Drop-Down Conversion” has the meaning specified in Section 12.26.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Elect” and “Election” refer to election, if any, by Borrower pursuant to Section 2.12 to have all or a portion of an advance of the Loans be outstanding as SOFR Loans.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Cash 1031 Proceeds” means the cash proceeds held by a “qualified intermediary” from the sale of real property of Borrower and its Consolidated Businesses, which proceeds are intended to be used by such qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such real property in an exchange that qualifies as a tax-free exchange under Section 1031 of the Code, and no portion of which proceeds Borrower or any Affiliate has the right to receive, pledge, borrow or otherwise obtain the benefits of until such time as provided under the applicable “exchange agreement” (as such terms in quotations are defined in Treasury Regulations Section 1.1031(k)-1(g)(4) (the “Regulations”)) or until such exchange is terminated. Upon the cash proceeds no longer being held by such qualified intermediary pursuant to the Regulations or otherwise no longer qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds.
“Environmental Discharge” means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.
“Environmental Law” means any applicable Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
“Environmental Notice” means any written complaint, order, citation or notice from any Person (1) affecting or relating to Borrower’s compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower, (2) relating to (a) the existence of any Hazardous Materials contamination or Environmental Discharges or threatened Hazardous Materials contamination or Environmental Discharges at any of Borrower’s locations or facilities or (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; or (3) relating to any violation or alleged violation by Borrower of any relevant Environmental Law.
“Equity Forward Contract” means a forward equity contract entered into by the Borrower and a Person that is not a Subsidiary of the Borrower with respect to common Equity Interests of the Borrower.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower, or any organization which is required to be treated as a single employer with Borrower under Section 414(m) or 414(o) of the Code.

~~“ESG” has the meaning specified in Section 2.21.~~
~~“ESG Amendment” has the meaning specified in Section 2.21.~~
~~“ESG Amendment Deadline” has the meaning specified in Section 2.21.~~
~~“ESG Applicable Margin Adjustments” has the meaning specified in Section 2.21. “ESG Pricing Provisions” has the meaning specified in Section 2.21.~~
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 9.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Loan Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Loan Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (ii) such Bank changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.10(a) or (c), amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor provisions thereof that are substantially comparable and not materially more onerous to comply with) and any current or future regulations (whether temporary or proposed) that are issued thereunder and official governmental interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Banking Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means, collectively, (i) the letter agreement, dated as of March 26, 2025, among the Borrower, Truist and Truist Securities, Inc., (ii) the letter agreement, dated as of March 31,

2025, between Borrower and TD Bank, N.A. and (iii) the letter agreement, dated as of April 2, 2025, between Borrower and Mizuho Bank, Ltd.
“Finance Lease” means any lease which is capitalized on the books of the lessee in accordance with GAAP.
“First Amendment” means Amendment No. 1 to Term Loan Agreement dated as of August 1, 2025 among the Borrower, the Administrative Agent and the Banks party thereto.
“Fiscal Year” means each period from January 1 to December 31.
“Foreign Bank” means any Bank that is organized under the Laws of a jurisdiction other than the United States or any State thereof.
“Former Borrower Entity” has the meaning specified in Section 12.26.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.13 (except for changes concurred in by Borrower’s Accountants).
“GHG Emissions” means, with respect to any calendar year, the kilograms of CO2e per square foot GHG Scope 1 Emissions (direct) of the Borrower and its Subsidiaries for such calendar year and the kilograms of CO2e per square foot GHG Scope 2 Emissions of the Borrower and its Subsidiaries for such calendar year.
“GHG Emissions Target” means, for any calendar year, commencing with the calendar year ending December 31, 2025, the GHG Emissions Target for such calendar year, as set forth in the Sustainability Table.
“GHG Emissions Threshold” means, for any calendar year, commencing with the calendar year ending December 31, 2025, the GHG Emissions Threshold for such calendar year, as set forth in the Sustainability Table.
“GHG Scope 1 Emissions” means the intensity of direct greenhouse gas emissions from owned or controlled sources of the Borrower and its Subsidiaries (both from stationary combustion and fugitives), as defined in the Standard for Sustainability Reporting.
“GHG Scope 2 Emissions” means the intensity of indirect greenhouse gas emissions from electricity, steam, heat and cooling purchased or acquired by the Borrower and its Subsidiaries, as defined in the Standard for Sustainability Reporting.
“Good Faith Contest” means the contest of an item if: (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (2) reserves that are adequate based on reasonably foreseeable likely outcomes are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed, delayed or postponed; and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, authority, central bank, regulatory body, court or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hazardous Materials” means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.
“Impacted Loans” has the meaning specified in Section 3.02(a).
“Incremental Commitment” has the meaning given that term in the definition of “Loan Commitment”.
“Incremental Commitment Amount” has the meaning given that term in the definition of “Loan Commitment”.
“Incremental Effective Date” means the “Amendment Effective Date” as defined in the First Amendment.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a) above, Other Taxes.
“Indemnitee” has the meaning specified in Section 12.04. “Information” has the meaning specified in Section 12.20.
“Initial Advance” means the first advance of proceeds of the Loans.
“Initial Commitment” has the meaning given that term in the definition of “Loan Commitment”.
“Interest Expense” means, for any period of time, Borrower’s share of the consolidated interest expense (without deduction of consolidated interest income, and excluding (x) interest expense on construction loans and (y) other capitalized interest expense in respect of either construction activity or construction loans, in any such case under clauses (x) or (y), only until completion of the relevant construction, and (z) any costs, fees, unamortized deferred financing costs and/or prepayment penalties incurred in connection with the prepayment of financings) of Borrower and its Consolidated Businesses, including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Covenant Finance Lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; (3) the amortization of interest rate swap agreements; and (4) the interest expense and items listed in clauses (1) through (3) above applicable to each of the UJVs multiplied by Borrower’s respective beneficial interests in the UJVs, in all cases as reflected in Borrower’s Consolidated Financial Statements.
“Interest Period” means, with respect to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Loan Notice (in the case of each requested Interest Period, subject to availability); provided that (i)

any such Interest Period that would otherwise end on a day that is not a Banking Day shall be extended to the next succeeding Banking Day unless, in the case of a Term SOFR Loan, such Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day; (ii) any such Interest Period pertaining to a Term SOFR Loan that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date.

“Inversion Conversion” has the meaning specified in Section 12.26. “IRS” means the Internal Revenue Service.
“Joint Lead Arrangers” or “Arrangers” means the financial institutions listed on the cover page hereto as “Joint Lead Arrangers”.
“KPI ~~Metrics” has the meaning specified in Section 2.21~~Metric” means GHG Emissions.
“Law” means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative order, consent decree or judgment.
“Lender Recipient Party” means, collectively, the Banks.
“Lien” means any mortgage, deed of trust, pledge, negative pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing and carriers, warehousemen, mechanics and other similar inchoate liens that have not been insured against in a manner reasonably satisfactory to Administrative Agent).
“Loan” has the meaning specified in Section 2.01(b).
“Loan Availability Period” means the period commencing on the Closing Date and ending on the Loan Availability Termination Date.
“Loan Availability Termination Date” means the first to occur of (a) the six (6) month anniversary of the Closing Date; (b) the date on which the ~~Loan~~Initial Commitments have been fully utilized; and (c) the date on which the ~~Loan~~Initial Commitments are terminated or reduced to zero in accordance with this Agreement.
“Loan Commitment” means, with respect to each Bank, (a) the obligation of such Bank to make a Loan ~~in the principal amount set forth in Schedule 1 (subject to change in accordance with the terms of this Agreement).~~to Borrower during the Loan Availability Period pursuant to Section 2.01 on the terms and conditions set forth herein not exceeding the amount set forth for such Bank on Schedule 1 as such Bank’s “Initial Loan Commitment Amount” (the “Initial Commitment”) and (b) the obligation of such Bank to make a Loan to the Borrower on the Incremental Effective Date pursuant to Section 2.01 on the terms and conditions set forth herein not exceeding the amount set forth for such Bank on Schedule 1 as such Bank’s “Incremental Loan Commitment Amount” (the “Incremental Commitment”). The aggregate amount of the Initial Commitments on the Closing Date was $450,000,000 and the aggregate amount of the Incremental Commitments on the Incremental Effective Date is $100,000,000.
“Loan Documents” means this Agreement, the Notes, the Authorization Letter, the Solvency Certificate and any guaranty executed and delivered pursuant to clause (y) of the definition of “Unencumbered Assets” in Section 1.01 and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.
“Loan Notice” means a notice of (a) a borrowing of Loans, (b) a Conversion of Loans, or (c) a Continuation of Term SOFR Loans, pursuant to Section 2.04 or Section 2.14, which shall be substantially in the form of EXHIBIT K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Material Adverse Change” means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature, which does or could reasonably be expected to, on more than an interim basis, either (1) materially and adversely impair the ability of Borrower and its Consolidated Businesses, taken as a whole, to fulfill its material obligations under the Loan Documents or (2) cause a Default or an Event of Default.
“Maturity Date” means April 3, 2029; provided, however, that if such date is not a Banking Day, the Maturity Date shall be the next preceding Banking Day.
“Minimum Request” has the meaning specified in Section 2.19(a). “Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.
“New Bank” and “New Note” have the respective meanings specified in Section 2.19.
“Nonrecourse Debt Guarantees” means Contingent Obligations in respect of non-Recourse Debt where liability of the guarantor is limited to customary exceptions for fraud, misappropriation, bankruptcy filing and other “bad acts”, environmental liability and other similar and customary exceptions to non-recourse liability.
“Note” and “Notes” have the respective meanings specified in Section 2.08.
“Obligations” means each and every obligation, covenant and agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the

Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, under any instrument now or hereafter evidencing or securing any of the foregoing.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OP” has the meaning specified in Section 12.26.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Parent” means, with respect to any Bank, any Person controlling such Bank. “Parent Entity” has the meaning specified in Section 12.26.
“Participant” and “Participation” have the respective meanings specified in Section 12.05.
“Participant Register” has the meaning specified in Section 12.05.
“Patriot Act” has the meaning specified in Section 12.18.
“Payor” has the meaning specified in Section 10.12(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Performing Notes” means mortgage notes and notes receivable which are not more than thirty (30) days past due or otherwise in default.
“Permitted Convertible Debt” means convertible or exchangeable debt securities of the Borrower (a) that are unsecured, (b) that do not have the benefit of any guaranty of any Subsidiary unless such Subsidiary has also provided a guaranty of the Obligations, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements prior to the maturity date of such indebtedness, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control”, “fundamental change”, “asset sale” or “event of loss” put, (ii) a right to convert such securities into or exchange such securities for common stock of the Borrower, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible or exchangeable securities (as determined by the Borrower in good faith), and (e) that are settled upon conversion or exchange by the holders thereof in cash or shares of common stock of the Borrower or any combination thereof (including convertible or exchangeable securities that require payment of the principal thereof in cash upon a conversion or exchange).
“Permitted Investments” means any one or more of the following “cash,” “cash items,” or “government securities” within the meaning of Section 856(c)(4)(A) of the Code: (a) direct obligations of the United States of America, or any agency thereof, or obligations fully guaranteed as to payment of principal and interest by the United States of America, or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America, and provided, however, that any such investment must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (b) U.S. dollar denominated time deposits in U.S. financial institutions that are either member banks of the Federal Reserve System or are state-chartered banks regulated by the Federal Deposit Insurance Corporation; and (c) money market funds that are subject to regulation under the Investment Company Act of 1940, 15 U.S.C. 80a-1 et seq., and comply with the requirements of Rule 2a-7 thereof, as amended.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan” means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.
“Platform” has the meaning set forth in Section 6.09.
“presence”, when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.
“Pricing Certificate” means a certificate substantially in the form of EXHIBIT L executed by a Responsible Officer of the Borrower (a) setting forth the Sustainability Rate Adjustment and the KPI Metric, in each case, for the calendar year covered thereby, (b) specifying the website for the concurrent public reporting of the Borrower’s Sustainability Report for such calendar year as in effect on the date of such certificate and (c) attaching a true and complete report of the Sustainability Assurance Provider, which report (i) measures, verifies, calculates and certifies each KPI Metric set forth in the Pricing Certificate or the Sustainability Report, as applicable, for the applicable calendar year and (ii) confirms that the Sustainability Assurance Provider is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the Standard for Sustainability Reporting.
“Pricing Certificate Inaccuracy” has the meaning specified in Section 2.21(d).
“Pro Rata Share” means, for purposes of this Agreement and with respect to each Bank, (a) prior to the Loan Availability Termination Date, a fraction, the numerator of which is the amount of such Bank’s Loan Commitment and the denominator of which is the Total Loan Commitment and (b) from and after the Loan Availability Termination Date, a fraction, the numerator of which is the outstanding principal amount of such Bank’s Loans and the denominator of which is the aggregate outstanding principal amount of all Loans.
“Prohibited Transaction” means any transaction proscribed by Section 406 of ERISA or Section 4975 of the Code and to which no statutory or administrative exemption applies.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.09. “Recipient” means the Administrative Agent or any Bank.
“Recourse Debt” means Debt, recourse for the payment of which (other than customary exceptions for fraud, misappropriation, bankruptcy filing and other “bad acts”, environmental liability and other similar and customary exceptions to non-recourse liability) is not limited to specified collateral encumbered by Liens securing such Debt (or, in the case of a Person that is a “special purpose entity”, recourse is not limited to the assets of such “special purpose entity”).
“Register” has the meaning specified in Section 12.05.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System.
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System.
“Regulatory Change” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.
“REIT Entity” has the meaning specified in Section 12.26.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Documents” has the meaning specified in Section 11.02.
“Reorganization” has the meaning specified in Section 12.26.
“Replacement Bank” has the meaning specified in Section 3.07.
“Replacement Notice” has the meaning specified in Section 3.07.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. §2615.
“Requested Increase” has the meaning specified in Section 2.19.
“Required Banks” means at any time the Banks having Pro Rata Shares aggregating at least 51%; provided that the Loan Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Banks; and provided further that, at all times when two or more Banks are party to this Agreement, the term “Required Banks” shall mean at least two unaffiliated Banks.
“Required Payment” has the meaning specified in Section 10.12(a).
“Rescindable Amount” has the meaning specified in Section 10.12(b).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, capital markets or controller of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“S&P” means Standard and Poor’s Financial Services LLC, a division of S&P Global, Inc.
“Sanction(s)” means any sanctions, trade embargoes or similar restrictions administered or enforced by the United States Government (including without limitation, OFAC), the United

Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.02(c).
“Secured Indebtedness” means that portion of Total Outstanding Indebtedness that is secured by a Lien.
~~“SLL Principles” has the meaning specified in Section 2.21.~~
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Loan” means a Daily SOFR Loan and/or a Term SOFR Loan, as the context may require.
“Solvency Certificate” means a certificate in the form of EXHIBIT D, to be delivered by Borrower pursuant to the terms of this Agreement.
“Solvent” means, when used with respect to any Person, that the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person.
~~“SPTs” has the meaning specified in Section 2.21.~~
“Standard for Sustainability Reporting” means the GHG Protocol, the internationally recognized standard for GHG accounting of companies defining the methodologies for calculating direct and indirect emissions according to the World Resources Institute/World Business Council for Sustainable Development Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard, Revised Edition (the GHG Protocol); US EPA Center for Corporate Climate Leadership, Emissions Factors Hub for emissions factors for greenhouse gas reporting (2025); IPCC Sixth Assessment Report for global warming potentials; The Climate Registry Default Emissions Factors for fugitive emissions (2023); US EPA eGrid for emissions factors (2023); Utility-specific market-based emissions factors where available, else Edison Electric Institute database (2023) for utility market-based emissions factors; each, as amended from time to time.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Rate” has the meaning specified in Section 3.02(b). “Supplemental Note” has the meaning specified in Section 2.19.

“Sustainability ~~Adjustment Limitations~~Agent Resignation Effective Date” has the meaning ~~specified~~assigned thereto in Section ~~2.21~~10.08(b).
“Sustainability Assurance Provider” means Lloyd’s Register Quality Assurance, or another independent global provider of environmental, social and governance reporting assurance services designated by the Borrower and reasonably satisfactory to the Sustainability Structuring Agent applying standards and reaching conclusions not materially less extensive than those commonly associated with an International Standard on Assurance Engagements 3000 assurance engagement or (with respect to GHG Emissions) ISO 14064 Part 3 verification and validation of greenhouse gas emissions reporting, other than any deviations from such standards notified by the Borrower and reasonably satisfactory to the Sustainability Structuring Agent, and publicly reported by the Borrower and published on an Internet or intranet website to which each Bank and the Administrative Agent have been granted access free of charge (or at the expense of the Borrower).
“Sustainability ~~Agent Resignation Effective~~Pricing Adjustment Date” has the meaning assigned thereto in Section ~~10.08~~2.21(~~b~~a).
“Sustainability Rate Adjustment” means, subject to the provisions of Section 2.21, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.02%, if the KPI Metric for such period as set forth in the Pricing Certificate is greater than the GHG Emissions Threshold for such period, (b) 0.000%, if the KPI Metric for such period as set forth in the Pricing Certificate is less than or equal to the GHG Emissions Threshold for such period but greater than the GHG Emissions Target for such period, and (c) negative 0.02%, if the KPI Metric for such period as set forth in the Pricing Certificate is less than or equal to GHG Emissions Target for such period.
“Sustainability-Related Information” has the meaning assigned thereto in Section 5.22.
“Sustainability Report” means the Borrower’s annual environmental, social and governance report, prepared in a manner consistent with the Standard for Sustainability Reporting, publicly reported by the Borrower and published on an Internet or intranet website to which each Bank and the Administrative Agent have been granted access free of charge (or at the expense of the Borrower) as audited by the Sustainability Assurance Provider, it being understood and agreed that the audit of the Sustainability Assurance Provider will be limited to assurance of the contents of such report itself with respect to GHG Scope 1 Emissions and GHG Scope 2 Emissions and that the Sustainability Assurance Provider shall not be required to, nor shall the Borrower be required to obtain, an audit or verification of the GHG Emissions or any calculation set forth in the Pricing Certificate, including any Sustainability Rate Adjustment.
“Sustainability Structuring Agent” means Truist Bank or any successor entity appointed to such role in accordance with Section 10.08(b).
“Sustainability Table” means the Sustainability Table set forth in Schedule 2.21.
“Sustainability ~~Structuring Agent~~Threshold Adjustment” has the meaning ~~specified~~assigned thereto in Section 2.21(c).
“Syndication Agents” means TD Bank, N.A. and Mizuho Bank, Ltd.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions
(a)or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Total Loan Commitment” means an amount equal to the aggregate amount of all Loan Commitments (i.e., $450,000,000 as of the Closing Date, as the same may increase pursuant to Section 2.19 or decrease pursuant to Section 2.10).
“Total Outstanding Indebtedness” means, at any time, the sum, without duplication, of
(1) Consolidated Outstanding Indebtedness; (2) Borrower’s Share of UJV Combined Outstanding Indebtedness; and (3) Contingent Obligations.
“Truist” has the meaning specified in the preamble.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan or a Daily SOFR Loan.
“UJV Combined Outstanding Indebtedness” means, as of any time, all indebtedness and liability for borrowed money, secured or unsecured, of the UJVs, on a combined basis,

including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness on cash and cash equivalent securities, all as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.
“UJVs” means the unconsolidated joint ventures (including general and limited partnerships) in which Borrower owns a beneficial interest and which are accounted for under the equity method in Borrower’s Consolidated Financial Statements.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unanimous Bank Notices” has the meaning specified in Section 9.02.
“Unencumbered” means, with respect to any asset, that such asset is not, and the direct or indirect interests of Borrower therein are not, subject to any negative pledge or Lien to secure all or any portion of Secured Indebtedness.
“Unencumbered Asset Value” means, as of the end of any calendar quarter, without duplication,
(1) Unencumbered Wholly-Owned Combined EBITDA for the period of four quarters then ended, capitalized at a rate of 5.75% per annum (i.e., divided by 5.75%), plus (2) Unencumbered Non-Wholly-Owned Combined EBITDA for the period of four quarters then ended, capitalized at a rate of 5.75% per annum (i.e., divided by 5.75%), plus (3) the aggregate book value (on a cost basis) of Unencumbered Land and Construction-in-Process (after taking into account any impairments recognized in Borrower’s financial statements in the immediately preceding fiscal quarter), plus (4) the aggregate book value (on a cost basis) of Unencumbered Assets of Borrower and its Consolidated Business which are Acquisition Assets plus Borrower’s beneficial interest in the book value (on a cost basis) of Unencumbered Assets of the UJVs that are Acquisition Assets (and for which Borrower substantially controls the financing and sale) (after taking into account any impairments recognized in Borrower’s financial statements in the immediately preceding fiscal quarter), plus (5) unrestricted Cash and Cash Equivalents of Borrower and its Consolidated Businesses, as of the end of such quarter, as reflected in Borrower’s Consolidated Financial Statements, to the extent the same are Unencumbered; provided that no such unrestricted Cash and Cash Equivalents will be added to Unencumbered Asset Value if such unrestricted Cash and Cash Equivalents have been deducted from Unsecured Indebtedness in the calculation of the financial covenant in Section 8.03, plus (6) the value of all Eligible Cash 1031 Proceeds, to the extent the same are Unencumbered, plus (7) the value (at the lower of cost or market in accordance with GAAP) of Performing Notes and investments in minority interests (including preferred equity investments) in other Persons held by Borrower and its Consolidated Businesses, to the extent the same are Unencumbered plus (8) the aggregate positive amount of net cash proceeds that would be due to the Borrower from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity

Forward Contracts were settled by the Borrower’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (a) the Borrower or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its obligations thereunder or (b) the Borrower no longer intends to issue shares sufficient to realize such proceeds; provided, further, that the amount added to Unencumbered Asset Value pursuant to this clause (8) shall not exceed 7.5% of the total Unencumbered Asset Value; provided that the sum of clauses (2), (3) and (7) above shall not exceed 30% of Unencumbered Asset Value.
“Unencumbered Assets” are income-producing assets, reflected on Borrower’s Consolidated Financial Statements, owned (in whole or in part), directly or indirectly by Borrower which (1) are Unencumbered and (2) have been improved by buildings or other improvements that have been issued a certificate of occupancy (or its equivalent) and are fully operational. Notwithstanding the foregoing, if an asset that would otherwise qualify as an Unencumbered Asset is owned by a Consolidated Business that has any Recourse Debt, such asset shall not constitute, and may not be treated as, an Unencumbered Asset unless and until the earlier to occur of (x) such Recourse Debt has been repaid in full in cash and all loan documents evidencing such Recourse Debt have been terminated (other than customary provisions relating to contingent obligations in such loan documents intended to survive such termination) and (y) such Consolidated Business executes and delivers to the Administrative Agent, for the benefit of the Administrative Agent and the Banks, a guaranty of the Obligations in substantially the form of Exhibit I attached hereto.
“Unencumbered Land and Construction-in-Process” means all land held for future development and Construction-in-Process reflected on Borrower’s Consolidated Financial Statements, which are wholly-owned, directly or indirectly, by Borrower and are Unencumbered.
“Unencumbered Non-Wholly-Owned Combined EBITDA” means that portion of Combined EBITDA attributable to Unencumbered Assets that are not Unencumbered Wholly-Owned Assets but for which the Borrower substantially controls the sale or financing of such Unencumbered Asset (assuming general and administrative expense is allocated proportionately to Unencumbered Assets).
“Unencumbered Wholly-Owned Assets” means Unencumbered Assets which are Wholly-Owned Assets.
“Unencumbered Wholly-Owned Combined EBITDA” means that portion of Combined EBITDA attributable to Unencumbered Wholly-Owned Assets (assuming general and administrative expense is allocated proportionately to Unencumbered Wholly-Owned Assets).
“Unsecured Indebtedness” means that portion of Total Outstanding Indebtedness that is not secured by a Lien.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.10(e)(ii)(B)(3).
“Wholly-Owned Assets” means income-producing assets, which are reflected on Borrower’s Consolidated Financial Statements, and are wholly-owned, directly or indirectly, by Borrower.
“Wholly Owned Subsidiary” means any Subsidiary of a Person which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares or, in the case of a trust, trustees’ qualifying shares, or, in the case of a REIT, preferred shares issued to comply with Section 856(a)(5) of the Code) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.
Section 1.03 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and words “to” and “until” each means “to but excluding”.
Section 1.04 Rules of Construction. If the Reorganization is consummated in accordance with Section 12.26, upon and following such Reorganization, for purposes of the financial covenants set forth in Article VIII, all references to the “Borrower” shall mean the REIT Entity and its Subsidiaries on a consolidated basis. Except as provided otherwise, when used in this Agreement (1) “or” is not exclusive; (2) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; (4) all terms used in the singular shall have a correlative meaning when used in the plural and vice versa; (5) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (6) all references to Articles, Sections or Exhibits shall be to Articles, Sections and Exhibits of this Agreement unless otherwise indicated; (7) “hereunder”, “herein”, “hereof” and the like refer to this Agreement as a whole; and (8) all Exhibits to this Agreement shall be incorporated into this Agreement. Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar terms shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.05 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
Section 1.06    [Reserved].
Section 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.08 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
ARTICLE II
THE LOANS
Section 2.01    Loans; Purpose.
(a)Subject to the terms and conditions of this Agreement, the Banks agree to make loans to Borrower as provided in this Article II.
(b)Subject to the terms and conditions set forth in this Agreement, each Bank ~~severally and not jointly agrees to make~~with an Initial Commitment made term loans in Dollars to the Borrower (each such loan by a Bank, ~~a~~an “Initial Loan”) during the Loan Availability Period, ~~upon a request from the Borrower pursuant to Section 2.04,~~ in an aggregate principal amount ~~up to, but not exceeding~~equal to such Bank’s ~~Loan~~Initial Commitment. Subject to the terms and conditions hereof and the First Amendment, each Bank with an Incremental Commitment severally and not jointly agrees to make an additional term loan (the “Additional Loans”, and together with the Initial Loans, the “Loans”) to the Borrower in Dollars on the Incremental Effective Date in the amount requested by the Borrower, which shall not exceed such Lender’s Incremental Commitment. The Loans may be outstanding as (1) Base Rate Loans; (2) Term SOFR Loans; (3) Daily SOFR Loans or (4) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section 2.14. Each Term SOFR Loan, Daily SOFR Loan, and Base Rate Loan of each Bank shall be maintained at such Bank’s Applicable Lending Office. Each borrowing of Loans shall be in an aggregate minimum amount required by Section 2.03. Notwithstanding the immediately preceding three sentences, a borrowing of Loans may be in the aggregate amount of the unused Loan Commitments. ~~The Borrower shall not request, and the Banks shall not be obligated to fund, more than four (4) advances of Loans during the Loan Availability Period.~~ Upon a Bank’s funding of a Loan, such Bank’s Loan Commitment shall be permanently reduced by the principal amount of such Loan. All ~~Loan~~Initial Commitments of Banks have been fully drawn and have terminated, and all Incremental Commitments of the Banks shall terminate on the ~~Loan Availability Termination Date if not previously terminated pursuant hereto~~Incremental Effective Date upon the funding of the Additional Loans. Any Loans that are repaid may not be reborrowed.
(c)The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

(d)Borrower shall use the proceeds of the Loans for general capital and working capital requirements of Borrower and its Consolidated Businesses and UJVs (which shall include, but not be limited to, Acquisitions and/or costs incurred in connection with the development, construction or reconstruction of multi-family real estate properties). In no event shall proceeds of the Loans be used, directly or indirectly, for purchasing or carrying margin stock (within the meaning of Regulation U) or in a manner that would violate Regulation T, Regulation U, or Regulation X, or in connection with a hostile acquisition.
Section 2.02 [Reserved].
Section 2.03 Advances, Generally. The Initial Advance shall be in the minimum amount of $25,000,000 and in integral multiples of $1,000,000 above such amount and shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be in the minimum amount of $25,000,000 (unless less than $25,000,000 is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of $1,000,000 above such amount.
Section 2.04 Procedures for Advances. Advances of Loans hereunder may be requested by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each Loan Notice shall state the amount requested and certifying the purpose, in general terms, for which such advance is to be used, no later than 12:00 p.m. (noon) on the date, (x) in the case of advances of Base Rate Loans and Daily SOFR Loans, which is the same Banking Day as the advance is to be made, and (y), in the case of advances of Term SOFR Loans, which is three (3) Banking Days, prior to the date the advance is to be made. Administrative Agent, on the Banking Day of its receipt and approval of the request for advance, will so notify the Banks either by telephone or by electronic mail. Not later than 11:00 a.m. (or 2:00 p.m. in the case of Base Rate Loans and Daily SOFR Loans) on the date of each advance, each Bank shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent’s Office and in immediately available funds for the account of Borrower. The amount of the advance requested by the Borrower (or, if less, the portion of such requested amount that shall have been paid to the Administrative Agent by the Banks in accordance with the terms hereof) shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent’s crediting an account of Borrower designated by Borrower and maintained with Administrative Agent at Administrative Agent’s Office.
Unless the Administrative Agent shall have received notice from a Bank prior to the proposed date of any Loan of Term SOFR Loans (or, in the case of any Loan of Base Rate Loans or Daily SOFR Loans, prior to 12:00 noon on the date of such Loan) that such Bank will not make available to the Administrative Agent such Bank’s share of such Loan, the Administrative Agent may assume that such Bank has made such share available on such date in accordance with the preceding paragraph (or, in the case of a Loan of Base Rate Loans or Daily SOFR Loans, that such Bank has made such share available in accordance with and at the time required by the preceding paragraph) and may, in reliance upon such assumption, make available to the

Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Bank and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Bank pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Bank’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Bank that shall have failed to make such payment to the Administrative Agent.
Section 2.05    Interest Periods; Renewals.        In the case of the Term SOFR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date; and (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day. Only eight (8) discrete segments of a Bank’s Loan bearing interest at Term SOFR, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank’s Loan corresponding to a proportionate segment of each of the other Banks’ Loans). Upon notice to Administrative Agent as provided in Section 2.14, Borrower may Continue any Term SOFR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above. If Borrower shall fail to give notice to Administrative Agent of such a Continuation, such Term SOFR Loan shall automatically become a Term SOFR Loan with an Interest Period of one (1) month on the last day of the current Interest Period. Administrative Agent shall notify each of the Banks, either by telephone or by electronic mail, at least two (2) Banking Days prior to the termination of the Interest Period in question in the event of such failure by Borrower to give such notice of Continuation. Any Daily SOFR Loans shall automatically Continue as such on each successive day until the Borrower gives notice to Administrative Agent of the Conversion of such Loan to a Term SOFR Loan or to a Base Rate Loan.
With respect to SOFR, Daily SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Banks reasonably promptly after such amendment becomes effective.

Section 2.06 Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin; (2) for Term SOFR Loans for each Interest Period at a rate equal to the applicable Term SOFR for such Interest Period plus the Applicable Margin; and (3) for Daily SOFR Loans at a rate equal to Daily SOFR plus the Applicable Margin. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.
The interest rate on Base Rate Loans shall change when the Base Rate changes and the interest rate on Daily SOFR Loans shall change when Daily SOFR changes. Interest on Base Rate Loans and SOFR Loans shall not exceed the maximum amount permitted under applicable Law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans, three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and in the case of SOFR Loans, three hundred sixty (360) days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Accrued interest shall be due and payable in arrears upon and with respect to any payment or prepayment of principal and, (x) in the case of Base Rate Loans and Daily SOFR Loans, on the first Banking Day of each calendar month and the Maturity Date and (y) in the case of Term SOFR Loans at the expiration of the Interest Period applicable thereto, and if the Interest Period for such Term SOFR Loan exceeds three months, each other date that falls every three months after the beginning of such Interest Period, and the Maturity Date; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.
Section 2.07    Fees.
(a)Borrower agrees to pay to and for the accounts of the parties specified therein, the fees provided for in the Fee Letters.
(b)From and after the 90th day after the Closing Date, Borrower shall pay to Administrative Agent for the account of each Bank with an Initial Commitment a ticking fee computed on the daily unused ~~Loan~~Initial Commitment of such Bank at a rate equal to 0.15% per annum, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The ticking fee shall accrue for each calendar quarter (or portion thereof) and shall be due and payable quarterly in arrears on the tenth (10th) day of October, January, April and July of each year, commencing on the 90th day after the Closing Date, and upon the Loan Availability Termination Date.
Section 2.08 Notes. At the request of such Bank, the Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in the form of EXHIBIT B duly completed and executed by Borrower, in the principal amount equal to such Bank’s Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated from time to time, including any new or substitute notes pursuant to Section 2.19, 3.07 or 12.05, a “Note”).

The Loans and Notes shall mature, and all outstanding principal of the Loans and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated.
Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Note held by it, the amount of each advance and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank. The failure by any Bank to make such notations with respect to the Loans or each advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes. In case of any loss, theft, destruction or mutilation of any Bank’s Note, Borrower shall, upon its receipt of an affidavit of an officer of such Bank as to such loss, theft, destruction or mutilation and an appropriate indemnification, execute and deliver a replacement Note to such Bank in the same principal amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.
Section 2.09 Prepayments. Without prepayment premium or penalty but subject to Section 3.05, Borrower may, upon notice to Administrative Agent prior to 11:00 a.m. on the Banking Day of repayment in the case of the Base Rate Loans and Daily SOFR Loans, and at least three (3) Banking Days’ notice to Administrative Agent (who shall provide such notice, promptly upon receipt, to each of the Banks) in the case of Term SOFR Loans, prepay the Loans, provided that (1) any partial prepayment under this Section shall be in integral multiples of $1,000,000; (2) a Term SOFR Loan may be prepaid at any time, subject, however, to the provisions of Section 3.05; and (3) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid through the date of prepayment. Any Loans that are prepaid may not be reborrowed.
Section 2.10    Cancellation of Commitments.
(a)At any time, Borrower shall have the right, without premium or penalty, to terminate any unused Loan Commitments, in whole or in part, from time to time, provided that: (1) Borrower shall give notice of each such termination to Administrative Agent (who shall provide such notice, promptly upon receipt, to each of the Banks) no later than 10:00 a.m. on the date which is fifteen (15) Banking Days prior to the effectiveness of such termination; (2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks; and (3) each partial termination of the Loan Commitments, as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of $1,000,000.
(b)The Loan Commitments, to the extent terminated, may not be reinstated.
Section 2.11 Method of Payment. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. on the date when due in Dollars to Administrative Agent at Administrative Agent’s Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank’s appropriate share determined pursuant to Section 10.15 of the payments of principal and interest in like funds for the account of such Bank’s Applicable Lending Office; and (2) fees payable to such Bank in accordance with the terms of this Agreement. In the event

Administrative Agent fails to pay funds received from Borrower to the Banks on the date on which Borrower is credited with payment, Administrative Agent shall pay interest on such amounts at the Federal Funds Rate until such payment to the Banks is made. Borrower hereby authorizes Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Administrative Agent or any Bank any amount so due to Administrative Agent and/or the Banks. Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks the amount due.
Section 2.12 Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.05 and 2.13, Borrower shall have the right to Elect to have all or a portion of any advance of the Loans be Base Rate Loans, Term SOFR Loans or Daily SOFR Loans, to Convert Loans of one Type to Loans of another Type, or to Continue Term SOFR Loans as Term SOFR Loans, at any time or from time to time, provided that (1) Borrower shall give Administrative Agent notice of each such Election, Conversion or Continuation as provided in Section 2.14; and (2) a Term SOFR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such Term SOFR Loan.
Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank’s Loan in accordance with its Pro Rata Share.
Section 2.13 Minimum Amounts. With respect to the Loans as a whole, each Election and each Conversion shall be in an amount at least equal to $1,000,000 and in integral multiples of $250,000.
Section 2.14 Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Elections, Conversions and Continuations of Loans shall be irrevocable, may be given by (A) telephone, or (B) a Loan Notice (provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice) and shall be effective only if received by Administrative Agent not later than 10:30 a.m. on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:

Number of Banking Days Prior Notice

Conversions of Daily SOFR Loans into Base Rate Loans or Conversions of Base Rate Loans into Daily SOFR Loans	same Banking Day

Conversions of Term SOFR Loans into Base Rate Loans or Daily SOFR Loans	three (3)

Elections of, Conversions into Continuations as, Term SOFR Loans	three (3)

; provided, however, that notwithstanding the foregoing, advances of Loans shall be governed by Section 2.04. Promptly following its receipt of any such notice, and no later than the close of business on the Banking Day of such receipt, Administrative Agent shall so advise the Banks either by telephone or by electronic mail. Each such notice of Election shall specify the portion of the amount of the advance that is to be Term SOFR Loans (subject to Section 2.13) and the duration of the Interest Period applicable thereto (subject to Section 2.05); each such notice of Conversion shall specify the Term SOFR Loans, Daily SOFR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.13) and the duration of the Interest Period applicable thereto (subject to Section 2.05). In the event that Borrower fails to Elect to have any portion of an advance of the Loans be Term SOFR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue Term SOFR Loans within the time period and as otherwise provided in this Section, such Term SOFR Loans will automatically become Term SOFR Loans with an Interest Period of one (1) month on the last day of the then current applicable Interest Period for such Term SOFR Loans. Administrative Agent shall notify each of the Banks, either by telephone or by electronic mail, at least two (2) Banking Days prior to the termination of the Interest Period in question in the event of such failure by Borrower.
Section 2.15 Late Payment Premium. Borrower shall, at Administrative Agent’s option or if directed by the Required Banks and upon notice to Borrower, pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of interest under the Loans made more than ten (10) days after the due date thereof, which shall be due with any such late payment.
Section 2.16    [Reserved].
Section 2.17    [Reserved].
Section 2.18    [Reserved].
Section 2.19    Additional Loan Commitments.
(a)Borrower may, from time to time request the Banks to provide incremental Loan Commitments in an amount no greater than the Accordion Amount (such that the aggregate amount of all Loans made hereunder shall not exceed $550,000,000). The incremental Loan Commitments pursuant to any such particular request shall be at least an amount (the “Minimum Request”) equal to the lesser of (x) $25,000,000 (and increments of $5,000,000 in excess thereof) or (y) the Accordion Amount less all previous incremental Loan Commitments pursuant to this Section. Borrower shall make each such request by giving notice to Administrative Agent and Syndication Agents, which notice shall set forth the amount (which shall be no less than the Minimum Request) of the requested incremental Loan Commitments (the “Requested Increase”) and such other details with respect to such incremental Loans as Administrative Agent and Syndication Agents shall reasonably request.        Upon receipt of such notice, Administrative Agent shall promptly send a copy of such notice to each Bank. Administrative Agent, Syndication Agents and/or their Affiliates will use commercially reasonable efforts, with the assistance of Borrower, to arrange a syndicate of Banks with Loans and/or Loan Commitments (including the then-existing Loans and/or Loan Commitments) aggregating the Requested Increase.    Any Bank that is a party to this Agreement prior to such Requested Increase, at its sole discretion, may elect to provide incremental Loan Commitments but shall not have any obligation to provide incremental Loan Commitments. In the event that each Bank does not elect to provide incremental Loan Commitments, Administrative Agent, Syndication Agents and/or their Affiliates shall use commercially reasonable efforts to locate additional lenders willing to provide commitments for the Requested Increase, subject to the approval of any such proposed lender by the Borrower, and the Borrower may also identify additional lenders willing to provide commitments for the Requested Increase, provided that the Administrative Agent shall have the right to approve any such additional lender, which approval will not be unreasonably withheld or delayed.
(b)In connection with incremental Loan Commitments of some or all of the Banks as provided in paragraph (a) above, Borrower shall, at the request of the applicable Bank, execute supplemental Notes (the “Supplemental Notes”) evidencing such incremental Loans, as well as such other confirmatory modifications to this Agreement as Administrative Agent shall reasonably request. In connection with the addition of lenders as a result of solicitations by Administrative Agent and Syndication Agents pursuant to paragraph (a) above (“New Banks”), Borrower, Administrative Agent and each New Bank shall execute an acceptance letter in the form of EXHIBIT H (the “Acceptance Letter”), Borrower shall, at the request of the applicable New Bank, execute a Note to each New Bank in the amount of the New Bank’s incremental Loan Commitment (a “New Note”) and Borrower and Administrative Agent (with the consent of only the New Banks and those Banks providing incremental Loan Commitments) shall execute such confirmatory modifications to this Agreement as Administrative Agent shall reasonably request, whereupon the New Bank shall become, and have the rights and obligations of, a “Bank”, with an incremental Loan Commitment in the amount set forth in such Acceptance Letter. The Banks shall have no right of approval with respect to a New Bank’s becoming a Bank or the amount of its incremental Loan Commitment, provided, however, that Administrative Agent and Syndication Agents shall have such right of approval, not to be unreasonably withheld. Each Supplemental Note and New Note shall constitute “Notes” for all purposes of this Agreement.
(c)The terms and provisions of the new Loans provided pursuant to any incremental Loan Commitments under this Section 2.19 shall be identical to the existing Loans; provided that the fees payable by the Borrower upon any incremental Loan Commitments shall be agreed upon by the Borrower, the Administrative Agent, the

Syndication Agents, the New Banks and those Banks providing incremental Loan Commitments. Nothing in this Section 2.19 shall constitute or be deemed to constitute an agreement or commitment by any Bank to provide any Loan Commitment hereunder.
Section 2.20 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Lender, then, until such time as that Bank is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Banks” and Section 12.02.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 12.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Bank irrevocably consents thereto.
(iii)Certain Fees. That Defaulting Lender shall not be entitled to receive any ticking fee pursuant to Section 2.07(b) for any period during which that Bank is a Defaulting Lender.
(c)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Banks in accordance with their Pro Rata Shares, whereupon that Bank will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Lender.
Section 2.21 Sustainability Adjustments ~~Amendment~~.
~~(a) Prior to August 26, 2025 (the “ESG Amendment Deadline”), the Borrower, in consultation with the Sustainability Structuring Agent (as defined below), may in its sole discretion seek to establish specified key performance indicators with respect to certain environmental, social and governance (“ESG”) goals of the Borrower and its Subsidiaries (such indicators or ratings, “KPI Metrics”) and thresholds or targets with respect thereto (in either case, such thresholds or targets, “SPTs”) for the calendar years 2025 through 2029, which the Borrower shall confirm are aligned to the SLL Principles (as defined below). The Borrower (acting reasonably and in consultation with the Administrative Agent and the Sustainability Structuring Agent) may propose an amendment to this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPI Metrics, the SPTs and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Any such ESG Amendment shall become effective upon (i) receipt by the Banks of a lender presentation in regard to the KPI Metrics and SPTs from the Borrower no later than five (5) Banking Days before the proposed effective date of such proposed ESG Amendment, (ii) the posting of such proposed ESG Amendment to all Banks and the Borrower, (iii) the identification, and engagement at the Borrower’s cost and expense, of a sustainability assurance provider, which shall be a qualified external reviewer of nationally recognized standing, independent of the Borrower and its Affiliates and (iv) the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Borrower, the Sustainability Structuring Agent, the Administrative Agent and Banks comprising at least the Required Banks. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPI Metrics and SPTs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Margin Adjustments”) to the otherwise applicable Applicable Margin may be made; provided that (A) the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than 0.02% in the Applicable Margin for SOFR Loans or Base Rate Loans during any calendar year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions (the provisions of this proviso, the “Sustainability Adjustment Limitations”) and (B) in no event shall the Applicable Margin be less than zero. For the avoidance of doubt, the ESG Applicable Margin Adjustments shall not be cumulative year-over-year and shall only apply until the date on which the next adjustment is due to take place. The KPI Metrics, the Borrower’s performance against the KPI Metrics, and any related ESG Applicable Margin Adjustments resulting therefrom, will be determined based on certain Borrower certificates, reports and other documents, in each case, setting forth the KPI Metrics in a~~

~~manner that is aligned with the Sustainability Linked Loan Principles (as last published in March 2025 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association, and as further amended, revised or updated from time to time, the “SLL Principles”), including with respect to the selection, setting, calculation, certification and measurement thereof. Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Borrower, the Administrative Agent and the Required Banks so long as such modification does not have the effect of (1) increasing or decreasing the Sustainability Adjustment Limitations set forth in the ESG Amendment or (2) reducing the Applicable Margin to less than zero. Nothing in this Agreement shall require the Borrower to provide any reports with respect to KPI Metrics prior to the effectiveness of an ESG Amendment. As used herein, “Sustainability Structuring Agent” means a sustainability structuring agent, which may be a Bank (or Affiliate of a Bank), with respect to the ESG Amendment engaged by the Borrower on terms and conditions to be mutually agreed between the Borrower and such Sustainability Structuring Agent.~~
~~(b)Each party to this Agreement hereby agrees that the credit facility described in this Agreement shall cease to be a sustainability-linked loan if an ESG Amendment has not become effective on or prior to the ESG Amendment Deadline. Until the ESG Amendment has become effective, no party to this Agreement shall be entitled to represent in any internal or external communication, marketing or publication that the credit facility described in this Agreement has been classified as a sustainability-linked credit facility, except to the extent that sustainability-linked adjustments are in effect pursuant to Section 2.21(d).~~
~~(c)Other than with respect to any ESG Amendment (i) increasing or decreasing the Sustainability Adjustment Limitations or (ii) reducing the Applicable Margin to less than zero (which, for the avoidance of doubt, shall be subject to the written consent of “each Bank affected thereby” in accordance with Section 12.02), this Section 2.21 shall supersede any other clause or provision in Section 12.02 to the contrary, including any provision of Section 12.02 requiring the consent of “each Bank affected thereby” for reductions in interest rates or fees payable hereunder.~~
(a)Following the date on which the Borrower provides a Pricing Certificate in respect of the most recently ended calendar year (commencing with the calendar year ending December 31, 2025), the Applicable Margin for purposes of calculating interest on the Loans shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate in the manner and at the times described in this Section 2.21 and the Sustainability Table (but in no event shall any adjustment result in the Applicable Margin being less than 0.00%). For purposes of the foregoing, the Sustainability Rate Adjustment shall be effective as of the fifth Banking Day following receipt by the Administrative Agent and the Sustainability Structuring Agent of a Pricing Certificate delivered pursuant to Section 6.09(13) based upon the KPI Metric set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment therein (such day, the “Sustainability Pricing Adjustment Date”) and each change in the Applicable Margin resulting from a Pricing Certificate and the Sustainability Rate Adjustment related thereto shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such

Sustainability Pricing Adjustment Date (or, in the case of an incomplete, or non-delivery of a, Pricing Certificate for the immediately following period, the last day such Pricing Certificate for such following period could have been delivered pursuant to the terms of Section 6.09(13)) (any such period, an “Applicable Sustainability Pricing Adjustment Period”).
(b)For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any calendar year. It is further understood and agreed that any Sustainability Rate Adjustment made for any Applicable Sustainability Pricing Adjustment Period shall only be applicable for such Applicable Sustainability Pricing Adjustment Period and any increases or reductions to the Applicable Margin resulting therefrom shall be reset to “zero” following the conclusion of such Applicable Sustainability Pricing Adjustment Period. For the avoidance of doubt, the Sustainability Rate Adjustment shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place. It is further understood and agreed that the Applicable Margin will never be reduced or increased by more than 0.02% pursuant to the Sustainability Rate Adjustment during any calendar year; provided that, and notwithstanding anything to the contrary in this Agreement (including any provision of Section 12.02 requiring the consent of “each Bank directly affected thereby” for reductions in interest rates), the definitions of GHG Emissions and the Sustainability Table may be amended or otherwise modified with the consent of the Borrower, the Administrative Agent and the Required Banks; provided, however, for the avoidance of doubt, any changes to the Applicable Margin pursuant to any Sustainability Rate Adjustment in excess of the amounts set forth above shall be subject to the consent of “each Bank directly affected thereby” in accordance with Section 12.02.
(c)It is hereby understood and agreed that if no such Pricing Certificate is delivered by the Borrower within the period set forth in Section 6.09(13) or any Pricing Certificate shall be incomplete and fail to satisfy the requirements set forth in the definition of “Pricing Certificate” (including the failure to set forth the Sustainability Rate Adjustment and the KPI Metric, in each case, for the applicable calendar year), the Sustainability Rate Adjustment will be a positive amount equal to 0.02% (such positive amount, collectively, the “Sustainability Threshold Adjustment”) commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 6.09(13) and continuing until the Borrower delivers a complete Pricing Certificate to the Administrative Agent and the Sustainability Structuring Agent for the applicable calendar year.
(d)If (i)(A) the Borrower or any Bank becomes aware of any material inaccuracy in the Sustainability Rate Adjustment or the KPI Metric as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”), and in the case of any Bank, such Bank delivers, not later than ten (10) Banking Days after obtaining knowledge thereof, a written notice to the Administrative Agent and the Sustainability Structuring Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Bank and the Borrower), or (B) the Borrower, the Administrative Agent and the Sustainability Structuring Agent agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment or the KPI Metric would have resulted in no adjustment or an increase in the Applicable Margin for any period, (x) commencing on the fifth Banking Day following delivery of a corrected Pricing Certificate to the Administrative Agent, the Applicable Margin shall be adjusted to reflect such corrected calculations of the Sustainability Rate Adjustment and (y) the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Banks promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent or any Bank), but in any event within ten (10) Banking Days after the Borrower has received written notice of, or has agreed in writing that there was a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest that should have been paid for such period over (2) the amount of interest actually paid for such period (such amount, the “True-Up Amount”). If the Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment or the KPI Metric would have resulted in a decrease in the Applicable Margin for any period, then, upon receipt by the Administrative Agent and the Sustainability Structuring Agent of notice from the Borrower of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment or the KPI Metric, as applicable), commencing on the fifth Banking Day following receipt by the Administrative Agent and the Sustainability Structuring Agent of such notice, the Applicable Margin shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment and/or the KPI Metric, as applicable. Notwithstanding the foregoing or anything to the contrary herein, the parties agree that any such adjustment to reflect a decrease in the Applicable Margin for any period shall only be effective on a prospective basis and shall not require any adjustments to amounts previously paid by the Borrower prior to the discovery of the Pricing Certificate Inaccuracy.
(e)It is understood and agreed that any Pricing Certificate Inaccuracy (and any consequences thereof) shall not constitute a Default or Event of Default; provided, that, the Borrower complies with the terms of the foregoing Section 2.21(d) and this Section 2.21(e) with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, (i) any additional amounts required to be paid pursuant to the immediately preceding paragraph shall not be due and payable until the date that is ten (10) Banking Days after a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (ii) any nonpayment of such additional amounts prior to or upon the date that is ten (10) Banking Days after such written demand for payment by the Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (iii) none of such additional amounts shall be deemed overdue prior to such date that is ten (10) Banking Days after such written demand or shall accrue interest at the Default Rate prior to such date that is ten (10) Banking Days after such written demand. In the event the Borrower fails to comply with Section 2.21(d) or this Section 2.21(e), the Bank’s sole recourse with respect thereto shall be limited to the True-Up Amount.
(f)Each party hereto hereby agrees that neither the Administrative Agent nor any Sustainability Structuring Agent (i) shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any KPI Metric, the Sustainability Report or any Sustainability Rate Adjustment (or any of

the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate or (ii) makes any assurances whether this Agreement meets any criteria or expectations of the Borrower or any Bank or any other Person with regard to environmental or social impact and sustainability performance, or whether the credit facility evidenced by this Agreement, including the characteristics of the KPI Metric or other relevant sustainability metrics (including any environmental, social and sustainability criteria or any computation methodology) meet any industry standards for sustainability-linked credit facilities. The Administrative Agent may rely conclusively on any such Pricing Certificate, without further inquiry, including when implementing any pricing adjustment.
(g)To the extent any event occurs after the Closing Date (which would include, without limitation, a material disposition or material acquisition) which, in the opinion of the Borrower and the Sustainability Structuring Agent, acting reasonably, means that one or more of the GHG Emissions Targets or GHG Emissions Thresholds set forth in the Sustainability Table is no longer applicable given changes in the Borrower’s structure, then (i) the Borrower shall negotiate in good faith with the Sustainability Structuring Agent and the Administrative Agent to amend the GHG Emissions Targets or GHG Emissions Thresholds, the Standard for Sustainability Reporting, the Sustainability Table and this Section 2.21 and any related schedules, exhibits or definitions referred to herein or therein in order to preserve the original intent of this Section in light of such event (such amendments shall be subject to the affirmative approval of the Required Banks) and (ii) if the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the Required Banks are unable to agree upon such an amendment, the Borrower and the Sustainability Structuring Agent will report to the Banks that such GHG Emissions Targets and GHG Emissions Thresholds will no longer apply, in which case, the Borrower will then cease to refer to the applicable KPI Metric, GHG Emissions Targets and GHG Emissions Thresholds in the Pricing Certificate and the Borrower will cease to refer to the loan facility evidenced by this Agreement as a sustainability-linked loan facility.
(h)To the extent the Sustainability Structuring Agent ceases to be a Bank (or an Affiliate thereof), the Borrower shall use commercially reasonable efforts to seek to appoint another Person that is a Bank to fulfill the role as Sustainability Structuring Agent, subject to Section 10.08(b) (it being understood and agreed that the provisions of Section 10.08(b) shall supersede the provisions of this clause (h) in the event of any conflict).
(i)~~(d)~~ Notwithstanding the foregoing, the provisions of Section 2.21 of the Sixth Amended and Restated Revolving Loan Agreement dated as of September 27, 2022 among the Borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “2022 Revolving Credit Agreement”) (including the definitions from the 2022 Revolving Credit Agreement used therein) and Section 6.09(13) of the 2022 Revolving Credit Agreement shall apply to this Agreement from the Closing Date through August 26, 2025, including any Sustainability Rate Adjustment under and as defined in the 2022 Revolving Credit Agreement resulting from (i) the Pricing Certificate (as defined in the 2022 Revolving Credit Agreement) most recently delivered under the 2022 Revolving Credit Agreement prior to the Closing Date and (ii) any Pricing Certificate delivered under the 2022 Revolving Credit Agreement after the Closing Date and on or prior to August 26, 2025, and the Sustainability Rate Adjustment pursuant to such Pricing Certificates shall be effective for the Applicable Sustainability Pricing

Adjustment Period (as defined in the 2022 Revolving Credit Agreement) for such Pricing Certificate; provided that if the Pricing Certificate described in clause (ii) above is delivered, the provisions of Section 2.21 of the 2022 Revolving Credit Agreement (including the definitions from the 2022 Revolving Credit Agreement used therein) shall remain effective after August 26, 2025 until the end of the Applicable Sustainability Pricing Adjustment Period for such Pricing Certificate ~~so long as an ESG Amendment has also become effective prior to the ESG Amendment Deadline~~.
ARTICLE III
YIELD PROTECTION; ILLEGALITY, ETC.
Section 3.01 Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as may be necessary to compensate it for any increased costs incurred by it or reduction of the amount received or receivable by it which are attributable to its making, Converting, Continuing or maintaining any Loan, or its obligation to make, Convert, Continue or maintain a Loan, or any reduction in any amount receivable by such Bank hereunder in respect of any Loan or such obligations (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:
(1)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(2)imposes or modifies any reserve, special deposit, compulsory loan, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank, or any commitment of such Bank (including such Bank’s Loan Commitment hereunder); or
(3)imposes any other condition, cost or expense (other than Taxes) affecting this Agreement, the Loans or the Notes (or any of such extensions of credit or liabilities or the London interbank market).
Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which SOFR is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on SOFR or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be included in a calculation of such amounts given to Borrower and shall be conclusive absent manifest error.
Section 3.02    Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or Daily SOFR Loan or a conversion of Base Rate Loans or Daily SOFR Loans to Term SOFR Loans or Daily SOFR Loans or a continuation of any Term SOFR Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.02(b), and the circumstances under clause (i) of Section 3.02(b) or the Scheduled Unavailability Date has occurred, (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or (C) adequate and reasonable means do not otherwise exist for determining Daily SOFR in connection with an existing or proposed Daily SOFR Loan, or (ii) the Administrative Agent or the Required Banks determine that for any reason that Term SOFR for any requested Interest Period or Daily SOFR with respect to a proposed Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Bank.
Thereafter, (x) the obligation of the Banks to make or maintain Term SOFR Loans or Daily SOFR Loans, or to convert Base Rate Loans or Daily SOFR Loans to Term SOFR Loans or Daily SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans, Daily SOFR Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Banks described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Banks) revokes such notice.
Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Loans or Daily SOFR Loans (to the extent of the affected Term SOFR Loans, Daily SOFR Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Loan of Base Rate Loans in the amount specified therein, (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (iii) any outstanding Daily SOFR Loans shall immediately be deemed to have been converted to Base Rate Loans.
(b)Replacement of SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Banks notify the Administrative Agent (with, in the case of the Required Banks, a copy to the Borrower) that the Borrower or Required Banks (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate).
If the Successor Rate is Daily SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.02(b)(i) or (ii) have occurred with respect to Daily SOFR or the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, Daily SOFR or any then current Successor Rate in accordance with this Section 3.02 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Banking Day after the Administrative Agent shall have posted such proposed amendment to all Banks and the Borrower unless, prior to such time, Banks comprising the Required Banks have delivered to the Administrative Agent written notice that such Required Banks object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Bank of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Banks reasonably promptly after such amendment becomes effective.
Section 3.03 Illegality. If any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or Daily SOFR, or to determine or charge interest rates based upon SOFR, Term SOFR or Daily SOFR, then, upon notice thereof by such Bank to the Borrower (through the Administrative Agent), (a) any obligation of such Bank to make or continue Term SOFR Loans or Daily SOFR Loans or to convert Base Rate Loans or Daily SOFR Loans to Term SOFR Loans or Daily SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Bank making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Bank (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Bank to Base Rate Loans (the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Bank may not lawfully continue to maintain such Term SOFR Loan, (ii) the Borrower shall, upon demand from such Bank (with a copy to the Administrative Agent) immediately prepay, or, if applicable, convert all Daily SOFR Loans of such Bank to Base Rate Loans (the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) and (iii) if such notice asserts the illegality of such Bank determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Bank without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Bank that it is no longer illegal for such

Bank to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
Section 3.04 Treatment of Affected Loans. If the obligations of any Bank to make or maintain a SOFR Loan, or to permit an Election of a SOFR Loan, to Continue its Term SOFR Loan, or to Convert its Base Rate Loan into a SOFR Loan, are suspended pursuant to Sections
3.01 or 3.03 (each SOFR Loan so affected being herein called an “Affected Loan”), such Bank’s Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion (or conversion) required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).
To the extent that such Bank’s Affected Loan has been so Converted (or the interest rate thereon so converted), all payments and prepayments of principal which would otherwise be applied to such Bank’s Affected Loan shall be applied instead to its Base Rate Loan and such Bank shall have no obligation to Convert its Base Rate Loan into a SOFR Loan.
Section 3.05 Certain Compensation. Other than in connection with a Conversion of an Affected Loan, Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent which request includes a calculation of the amount(s) due, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any non-administrative, actual loss, cost or expense which such Bank reasonably determines is attributable to:
(1)any payment or prepayment of a Term SOFR Loan made by such Bank, or any Conversion or Continuation of a Term SOFR Loan made by such Bank, in any such case on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or
(2)any failure by Borrower for any reason to Convert or Continue a Term SOFR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.14; or
(3)any failure by Borrower to borrow (or to qualify for a borrowing of) a Term SOFR Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.14 given or submitted by Borrower.
Without limiting the foregoing, such compensation shall include any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow). A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error. No Bank shall make any request pursuant to this Section 3.05 unless such amounts due to, and costs incurred by, such Bank are equal to or greater than $100.
Section 3.06 Capital or Liquidity Adequacy. If any Bank shall have determined that, after the date hereof, any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.
Section 3.07    Substitution of Banks.    If any Bank (an “Affected Bank”) (1) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or additional amounts under Section 3.06 or (2) is unable to make or maintain a SOFR Loan as a result of a condition described in Section 3.03, or (3) if Borrower is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.10, or (4) becomes a Defaulting Lender, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 to be applicable) or such Bank becoming a Defaulting Lender, as the case may be, give written notice (a “Replacement Notice”) to Administrative Agent and to each Bank of Borrower’s intention either (x) to prepay in full the Affected Bank’s Note and to terminate the Affected Bank’s entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the “Replacement Bank”) designated in such Replacement Notice. In the event Borrower opts to give the notice provided for in clause (x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03, if applicable, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (2) of Section 2.10(a)) terminate the Affected Bank’s entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank’s Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05.
In the event Borrower opts to give the notice provided for in clause (y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty (30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of Section 3.02, if applicable, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank’s rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Acceptance, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank’s Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Acceptance, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank’s Note. The obligations evidenced by such substitute note shall constitute “Obligations” for all purposes of this Agreement and the other Loan Documents. In connection with Borrower’s execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite corporate action to authorize Borrower’s execution and delivery of the substitute notes and any related documents. Each Replacement Bank shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to a reduction in or exemption from deduction or withholding of any United States federal income or withholding taxes in accordance with Section 3.10. Each Replacement Bank shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 3.10.
Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.
Section 3.08 Applicability. The provisions of this Article III shall be applied to Borrower so as not to discriminate against Borrower vis-a-vis similarly situated customers of the Banks.
Section 3.09 Time for Notices. No Bank shall be entitled to compensation under Section 3.01 or Section 3.06 for any costs incurred or reduction suffered with respect to any date unless such Bank shall have notified the Borrower that it will demand compensation for such costs or reduction (such notice to provide a computation of such costs or reductions) not more than one hundred twenty (120) days after such Bank has obtained actual knowledge of an event entitling it to such compensation, except that if such event giving rise to compensation is retroactive, then the one hundred twenty (120) day period referred to above shall be extended to include the period of retroactive effect.
Section 3.10    Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.10) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower. Without limiting or duplicating the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)Tax Indemnifications.
(i)Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.
(ii)Indemnification by the Banks. Each Bank shall severally indemnify (A) the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 12.05 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (B) the Administrative Agent and the Borrower, within 10 days after demand therefor, for any Taxes attributable to such Bank’s failure to comply with Section 3.10(e) that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent or the Borrower shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this clause (c)(ii).
(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent

to a Governmental Authority as provided in this Section 3.10, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)Status of Banks; Tax Documentation. (i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, or as required by applicable law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.10(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, as defined in Section 7701(a)(30) of the Code,
(A)any Bank that is a U.S. Person, as defined in Section 7701(a)(30) of the Code, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(B)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of EXHIBIT J-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable); or
(4)to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable), a
U.S. Tax Compliance Certificate substantially in the form of EXHIBIT J-2 or EXHIBIT J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of EXHIBIT J-4 on behalf of each such direct and indirect partner;
(C)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Bank, or have any obligation to pay to any Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank. If the Administrative Agent or any Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the amount of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to, or to file for or pursue any refund of Taxes on behalf of, the Borrower or any other Person.
(g)Defined Terms. For purposes of this Section, the term “applicable Laws” shall include FATCA.
Section 3.11 Designation of a Different Lending Office. Each Bank may make any Loan to the Borrower through any Applicable Lending Office, provided that the exercise of such option shall not affect the Borrower’s obligation to repay such Loan in accordance with the terms of this Agreement. If any Bank requests compensation under Section 3.01 or 3.06, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.10, then such Bank shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section

3.01, 3.06 or 3.10, as the case may be, in the future, and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
ARTICLE IV CONDITIONS PRECEDENT
Section 4.01 Conditions Precedent to the Closing Date. The effectiveness of this Agreement and the obligation of each Bank to make the Initial Advance are subject to the condition precedent that Administrative Agent shall have received and approved on or before the Closing Date each of the following documents, and each of the following requirements shall have been fulfilled:
(1)Fees and Expenses. The payment of (a) all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) and (b) those fees specified in the Fee Letters to be paid by Borrower on or before the Closing Date;
(2)Loan Agreement and Notes. This Agreement and the Notes for each of the Banks signatory hereto which has requested such Note, each duly executed by Borrower;
(3)Financial Statements. Audited Borrower’s Consolidated Financial Statements as of and for the year ended December 31, 2024;
(4)Evidence of Formation of Borrower. Certified (as of the Closing Date) copies of Borrower’s certificate of incorporation and by-laws, with all amendments thereto, and a certificate of the Secretary of State of the jurisdiction of formation as to its good standing therein;
(5)Evidence of All Corporate Action. Certified (as of the Closing Date) copies of all documents evidencing the corporate action taken by Borrower authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by or on behalf of Borrower pursuant to this Agreement;
(6)Incumbency and Signature Certificate of Borrower. A certificate (dated as of the Closing Date) of the secretary of Borrower certifying the names and true signatures of each person authorized to sign on behalf of Borrower;
(7)Solvency Certificate. A duly executed Solvency Certificate;
(8)Opinion of Counsel for Borrower. A favorable opinion, dated the Closing Date, of Goodwin Procter LLP, counsel for Borrower, as to such matters as Administrative Agent may reasonably request;

(9)Authorization Letter. The Authorization Letter, duly executed by Borrower;
(10)[Reserved];
(11)Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party’s knowledge, the following:
(a)All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date, and
(b)No Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents; and
(c)No Material Adverse Change exists on and as of the Closing Date;
(12)Fee Letters. The Fee Letters duly executed by Borrower;
(13)Covenant Compliance. A covenant compliance certificate of the sort required by paragraph (3) of Section 6.09 for the most recent calendar quarter for which Borrower is required to report financial results;
(14)Know-Your-Customer Information. (x) Upon the written request of any Bank made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Bank the documentation and other information that such Bank reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) days prior to the Closing Date and (y) at least five (5) days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered, to each Bank that so requests in writing, a Beneficial Ownership Certification in relation to the Borrower (it being acknowledged by the Administrative Agent and the Banks party hereto that, as of the Closing Date, as a publicly traded company listed on the New York Stock Exchange, the information required to be provided in the Borrower’s requisite Beneficial Ownership Certification shall be limited to the information that such Banks are required to obtain under the Beneficial Ownership Regulation in respect of such publicly traded companies); and
(15)Additional Materials.    Such other approvals, documents, instruments or opinions as Administrative Agent may reasonably request.

Section 4.02 Conditions Precedent to Each Advance. The obligation of each Bank to make each advance of the Loans shall be subject to satisfaction of the following conditions precedent:
(1)All conditions of Section 4.01 shall have been and remain satisfied as of the date of such advance or issuance or extension;
(2)No Default or Event of Default shall have occurred and be continuing as of the date of the advance or issuance or would result from the making of such advance, issuance or extension;
(3)Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the advance or issuance, except for representations and warranties which are expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date (or in the case of any representation or warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language, shall be true and correct in all respects as of the applicable date, after giving effect to such qualification); and
(4)Administrative Agent shall have received a request for an advance in accordance with Section 2.04.
Section 4.03 Deemed Representations. Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans, shall constitute a representation and warranty by Borrower as to the satisfaction of the conditions in clauses (2) and (3) of Section 4.02, as of both the date of such request and the date of such advance or issuance.
ARTICLE V REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Administrative Agent and each Bank as follows:
Section 5.01 Due Organization. Borrower is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, has the power and authority to own its assets and to transact the business in which it is now engaged, and, if applicable, is duly qualified for the conduct of business and in good standing under the Laws of each other jurisdiction in which such qualification is required and where the failure to be so qualified would cause a Material Adverse Change.
Section 5.02 Power and Authority; No Conflicts; Compliance With Laws. The execution, delivery and performance of the obligations required to be performed by Borrower of the Loan Documents are within the Borrower’s corporate powers, have been authorized by all necessary corporate action, and do not and will not (a) require the consent or approval of its shareholders or such consent or approval has been obtained, (b) contravene either its certificate of incorporation or by-laws, (c) to the best of Borrower’s knowledge, violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired or (f) to the best of Borrower’s knowledge, cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of its knowledge, Borrower is in compliance with all Laws applicable to it and its properties where failure to be in compliance with such Laws could reasonably be expected to result in a Material Adverse Change.
Section 5.03 Legally Enforceable Agreements. Each Loan Document has been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally.
Section 5.04 Litigation. There are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower or any of its Affiliates before any court or arbitrator or any Governmental Authority which are reasonably likely to result in a Material Adverse Change or challenge the validity or enforceability of any of the Loan Documents.
Section 5.05 Good Title to Properties. Borrower and each of its Consolidated Subsidiaries have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the Consolidated Financial Statements referred to in Section 5.13), only with exceptions which do not materially detract from the use thereof in Borrower’s and such Consolidated Subsidiary’s business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Consolidated Subsidiaries enjoy peaceful and undisturbed possession of all ground leased property necessary in any material respect in the conduct of their respective businesses. All such ground leases are valid and subsisting and are in full force and effect.
Section 5.06 Taxes. Borrower has filed all income or other material tax returns (federal, state and local) required to be filed by it and has paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest or the failure to file or pay such Taxes, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Borrower qualifies as a real estate investment trust under the Code.
Section 5.07 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan which could result in liability of Borrower; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower and the ERISA Affiliates have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer

Plan; Borrower and the ERISA Affiliates have met the minimum funding requirements of Section 412 of the Code and Section 302 of ERISA of each with respect to the Plans of each and there is no material “Unfunded Current Liability” (as such quoted term is defined in ERISA) with respect to any Plan established or maintained by each; and Borrower and the ERISA Affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA). No part of the funds to be used by Borrower in satisfaction of its obligations under this Agreement constitute “plan assets” of any “employee benefit plan” within the meaning of ERISA or of any “plan” within the meaning of Section 4975(e)(1) of the Code, as interpreted by the IRS and the U.S. Department of Labor in rules, regulations, releases, bulletins or as interpreted under applicable case law.
Section 5.08 No Default on Outstanding Judgments or Orders, Etc. Borrower and each of its Consolidated Subsidiaries have satisfied all judgments which are not being appealed or which are not fully covered by insurance, and are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, where the failure to satisfy such judgments or any such default thereunder (a) could reasonably be expected to cause a Material Adverse Change or (b) could reasonably be expected to cause an Event of Default under Article IX of this Agreement (without considering or giving effect to any grace periods applicable thereto).
Section 5.09 No Defaults on Other Agreements. Except as disclosed to Administrative Agent in writing (who shall provide such information, promptly upon receipt, to each of the Banks), Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change. Borrower and each of its Consolidated Subsidiaries are in compliance in all material respects with all Laws applicable to it, except where no Material Adverse Change could reasonably be expected to occur as a result of such non-compliance.
Section 5.10 Government Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.
Section 5.11 Environmental Protection. To the best of Borrower’s knowledge, none of Borrower’s or its Consolidated Subsidiaries’ properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on Borrower that is likely to result in a Material Adverse Change or (2) is likely to result in the imposition of a Lien on any material assets of Borrower and its Consolidated Subsidiaries (taken as a whole), in each case if not properly handled in accordance with applicable Law or not covered by insurance or a bond, in either case reasonably satisfactory to Administrative Agent. To the best of Borrower’s knowledge, neither it nor any of its Consolidated Subsidiaries is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under any Environmental Law, in each case, that is likely to result in a Material Adverse Change.
Section 5.12 Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.
Section 5.13 Financial Statements. The Borrower’s Consolidated Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subject thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP. There has been no Material Adverse Change since the date of such most recently delivered Borrower’s Consolidated Financial Statements.
Section 5.14    Valid Existence of Consolidated Subsidiaries. Except where no Material Adverse Change could reasonably be expected to occur, each Consolidated Subsidiary is a corporation, partnership or limited liability company duly organized and existing in good standing under the Laws of the jurisdiction of its formation. Except where no Material Adverse Change could reasonably be expected to occur, each Consolidated Subsidiary has the power to own its respective properties and to carry on its respective businesses now being conducted. Each Consolidated Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary and where the failure to be so qualified would cause a Material Adverse Change.
Section 5.15 Insurance. Borrower and each of its Consolidated Subsidiaries have in force paid insurance with financially sound and reputable insurance companies or associations, including customary self-insured retention amounts, in such amounts and covering such risks as are usually carried by companies engaged in the same type of business and similarly situated.
Section 5.16 Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower (other than projections which are made by Borrower in good faith), contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. To the best of Borrower’s knowledge, there is no fact which Borrower has not disclosed to Administrative Agent and the Banks in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business affairs or financial condition of Borrower or the ability of Borrower to perform this Agreement and the other Loan Documents. As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 5.17    OFAC. None of the Borrower, any of its Consolidated Businesses, or any of its Consolidated Subsidiaries, or, to the knowledge of the Borrower, any director, officer, employee or affiliate thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
Section 5.18 Anti-Corruption Laws. The Borrower, its Consolidated Businesses and its Consolidated Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, and, to the extent the same are applicable to the Borrower and/or its Consolidated Businesses or to the extent that a Bank notifies Borrower that the same are applicable to the Loans, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and, to the extent applicable, have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
Section 5.19 Affected Financial Institution. The Borrower is not an Affected Financial Institution.
Section 5.20    Covered Entities. The Borrower is not a Covered Entity.
Section 5.21 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Bank to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Bank to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 5.22 Sustainability-Related Information. The Borrower hereby represents and warrants to the Banks that all information about its sustainability initiatives or strategy, including, without limitation, the KPI Metric and any thresholds or targets with respect thereto, which have been or may be provided to the Administrative Agent, the Sustainability Structuring Agent or any Bank by or on behalf of it, or which have been or may be approved by it (collectively, including the Pricing Certificate and any Sustainability Reports, the “Sustainability-Related Information”), is true and accurate in all material respects as of the date it is provided or approved and as of the date (if any) of which it is stated. These representations and warranties are deemed to be made by the Borrower daily by reference to the facts and circumstances then existing commencing on August 1, 2025 and continuing until this Agreement terminates; provided that it is understood and agreed that any breach of this Section 5.22 shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance.

ARTICLE VI AFFIRMATIVE COVENANTS

So long as any of the Loans or any other Obligations shall remain unpaid or the Loan Commitments shall remain in effect, or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower shall, and, in the case of Sections 6.01 through 6.07, inclusive, shall cause each of its Consolidated Subsidiaries to:
Section 6.01 Maintenance of Existence. Preserve and maintain its legal existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign entity in each other jurisdiction in which such qualification is required except to the extent that failure to do any of the foregoing (other than the preservation and maintenance of Borrower’s legal existence and good standing in the jurisdiction of its organization) is not likely to result in a Material Adverse Change.
Section 6.02 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made reflecting all of its financial transactions, in accordance with GAAP.
Section 6.03 Maintenance of Insurance. At all times, maintain and keep in force insurance with financially sound and reputable insurance companies or associations, including customary self-insured retention amounts, in such amounts and covering such risks as are usually carried by companies engaged in the same type of business and similarly situated and will provide satisfactory evidence of the same as reasonably requested by Administrative Agent. In connection with the foregoing, it is understood that Borrower’s earthquake insurance coverage in place as of the Closing Date is acceptable to Administrative Agent.
Section 6.04 Compliance with Laws; Payment of Taxes. Comply in all material respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest or the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.
Section 6.05 Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof to examine and make copies and abstracts from its records and books of account and visit its properties and to discuss its affairs, finances and accounts with the independent accountants of Borrower.
Section 6.06 Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws and timely pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest.
Section 6.07 Maintenance of Properties. Do all things reasonably necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition except where the cost thereof is not in Borrower’s best interests and the failure to do so would not result in a Material Adverse Change.
Section 6.08 Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

Section 6.09 Reporting and Miscellaneous Document Requirements. Furnish directly to Administrative Agent (who shall provide, promptly upon receipt, to each of the Banks):
(1)Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower’s Consolidated Financial Statements as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower’s Accountants (without a “going concern” or other extraordinary qualification or exception);
(2)Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of the Fiscal Year), commencing with the quarter ended March 31, 2025, the unaudited Borrower’s Consolidated Financial Statements as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;
(3)Certificate of No Default and Financial Compliance. Within ninety (90) days after the end of each Fiscal Year and within forty-five (45) days after the end of each of the first, second, and third calendar quarters, a certificate of Borrower’s chief financial officer or treasurer (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto; (b) stating that the covenants contained in Sections
7.03 and 7.04 and in Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance); and (c) setting forth the details of all items comprising Capitalization Value, Unencumbered Asset Value, Total Outstanding Indebtedness, Secured Indebtedness, Interest Expense and Unsecured Indebtedness (including amount, maturity, interest rate and amortization requirements with respect to all Indebtedness);
(4)Certificate of Borrower’s Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph (1) of this Section, (a) a statement of Borrower’s Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraph (3) of this Section to the audited financial statements required by paragraph (1) of this Section and (b) when the audited financial statements required by paragraph (1) of this Section have a qualified auditor’s opinion, a statement of Borrower’s Accountants who audited such financial statements of whether any Default or Event of Default has occurred and is continuing;
(5)Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting Borrower which, if determined adversely to Borrower is likely to result in a Material Adverse Change;
(6)Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default, a written notice (which notice shall state that it is a “Notice of Default”) setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;
(7)Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;
(8)Offices. Thirty (30) days’ prior written notice of any change in the chief executive office or principal place of business of Borrower;
(9)Environmental and Other Notices. As soon as possible and in any event within ten (10) days after receipt, copies of all Environmental Notices received by Borrower which are not received in the ordinary course of business and which relate to a situation which is likely to result in a Material Adverse Change;
(10)Insurance Coverage. Promptly, such information concerning Borrower’s insurance coverage as Administrative Agent may reasonably request;
(11)Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Borrower or its Consolidated Subsidiaries sends to its shareholders, and copies of all regular, periodic and special reports, and all registration statements which Borrower or its Consolidated Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;
(12)[Reserved];
(13)~~[Reserved];~~
(13)Pricing Certificate. During the period that is between 150 and 270 days following the end of each calendar year (commencing with the calendar year ending December 31, 2025), the Borrower shall deliver to the Administrative Agent, the Sustainability Structuring Agent and the Banks, a Pricing Certificate for the most recently-ended calendar year, together with a copy of the Sustainability Report and a review report of the Sustainability Assurance Provider with respect to GHG Emissions for such year; provided, that for any calendar year the Borrower may elect not to deliver a Pricing Certificate, such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing

Certificate by the end of such 150 to 270-day period shall result in the Sustainability Rate Adjustment being applied at the Sustainability Threshold Adjustment as set forth in Section 2.21(c)). Failure of the Borrower to deliver a Pricing Certificate within the time frame specified above shall be deemed to be an election by the Borrower to not deliver a Pricing Certificate for such period;
(14)Beneficial Ownership Updates. Promptly following any written request therefor, information and documentation as the Administrative Agent (or any Bank through the Administrative Agent) may reasonably request, as required by the Beneficial Ownership Regulation; and
(15)General Information. Promptly (i) such other information respecting the condition or operations, financial or otherwise, of Borrower or any properties of Borrower as Administrative Agent may from time to time reasonably request in writing and (ii) such other information and documentation reasonably requested in writing by the Administrative Agent or any Bank for purposes of compliance with requirements under applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act and the Beneficial Ownership Regulation, if applicable.
Documents required to be delivered pursuant to Sections 6.09(1), (2) or (11) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date
(i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) the Borrower shall notify the Administrative Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Syndication Agents will make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and
(b) certain of the Banks may be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Syndication Agents, and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws or any confidentiality agreement entered into by any Bank; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Syndication Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 6.10 Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, and to the extent the same are applicable to the Borrower and/or its Consolidated Businesses or to the extent a Bank notifies Borrower that the same are applicable to the Loans, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and applicable Sanctions, and, to the extent applicable, maintain policies and procedures designed to promote and achieve compliance with such laws.
Section 6.11    Sustainability-Related Information.
(a) The Borrower agrees to furnish the Administrative Agent and the Banks with all Sustainability-Related Information as the Administrative Agent or any Bank may reasonably request. In addition, the Borrower shall ensure that the applicable officers of the Borrower are available, upon the Administrative Agent’s or any Bank’s reasonable request, to discuss the Sustainability-Related Information. The Borrower acknowledges and agrees that the Administrative Agent and the Banks may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability-Related Information (x) furnished by the Borrower or its Affiliates to the Administrative Agent or any Bank or approved by the Borrower for use in connection with this Agreement and that neither the Administrative Agent nor any Bank assumes any responsibility or has any liability therefor or has an obligation to conduct any appraisal of any Sustainability-Related Information.
(b)The Borrower shall:
(i) within five Business Days after the Borrower’s determination that there was a Pricing Certificate Inaccuracy, deliver written notice to the Administrative Agent thereof;
(ii) promptly notify the Administrative Agent and the Banks of (A) any material change in the Borrower’s sustainability strategy or initiatives or its internal policies related to sustainability, including any relevant comments or changes from a third party opinion provider, consultant or auditor, (B) if any Sustainability-Related Information furnished by the Borrower or any of its Affiliates to the Administrative Agent or any Bank or approved by the Borrower or its Affiliates is or becomes materially inaccurate, untrue, incomplete or misleading and (C) the appointment of any successor Sustainability Assurance Provider; and

(iii) supplement the Sustainability-Related Information promptly from time to time to ensure that the representations and warranties made under Section 5.22 are true, correct and complete as of the date when such Sustainability-Related Information is supplemented and/or the representations and warranties are deemed to be made;
provided that it is understood and agreed that any breach of this Section 6.11(b) shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance.
ARTICLE VII
NEGATIVE COVENANTS
So long as any of the Loans or any other Obligations shall remain unpaid, or the Loan Commitments shall remain in effect, or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower shall not do any or all of the following:
Section 7.01 Mergers Etc. Merge or consolidate with (except where Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired).
Section 7.02 [Reserved].
Section 7.03 Sale of Assets. Effect (i) a Disposition of any of its now owned or hereafter acquired assets (including equity interests therein), including assets in which Borrower owns a beneficial interest through its ownership of interests in joint ventures, if after giving effect to such Disposition, a Default or Event of Default would exist, or (ii) the granting of a Lien on any Unencumbered Wholly-Owned Assets or Unencumbered Land and Construction-In-Process, if after granting such Lien, a Default or Event of Default would exist; provided however, that (a) the Borrower may lease or sublease its assets, as lessor or sublessor (as the case may be), in the ordinary course of its business, and (b) the Borrower or any of its subsidiaries may sell, transfer or dispose of such assets to the Borrower or to another subsidiary of the Borrower, as the case may be.
Section 7.04 Distributions. During the existence of any Event of Default, make, declare or pay, directly or indirectly, any dividend or distribution to any of its equity holders in an amount greater than the minimum dividend or distribution required under the Code to maintain the real estate investment trust status of Borrower under the Code and to avoid the payment of U.S. federal and any applicable state and local income and excise taxes, as evidenced by a detailed certificate of Borrower’s chief financial officer or treasurer reasonably satisfactory in form and substance to Administrative Agent.
Section 7.05 Sanctions. Directly or knowingly indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Consolidated Business, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Bank, Joint Lead Arranger, Administrative Agent or otherwise) of Sanctions.
Section 7.06 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, or, to the extent the same are applicable to the Borrower and/or its Consolidated Businesses or to the extent a Bank notifies Borrower that the same are applicable to the Loans, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
Section 7.07 Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Bank to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Bank to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VIII
FINANCIAL COVENANTS
So long as any of the Loans or any other Obligations shall remain unpaid, or the Loan Commitments shall remain in effect, or any other amount is owing by Borrower to any Bank Party under this Agreement or under any other Loan Document, Borrower shall not permit or suffer any or all of the following:
Section 8.01 Relationship of Total Outstanding Indebtedness to Capitalization Value. As of the last day of any fiscal quarter, the ratio of Total Outstanding Indebtedness (net of, as of such date of determination, the amount of unrestricted Cash and Cash Equivalents to the extent that there is an equivalent amount of Total Outstanding Indebtedness that matures within twenty-four (24) months of such date of determination) to Capitalization Value to exceed 60%; provided that such ratio may exceed 60% from time to time following an acquisition by Borrower and its Affiliates of real property assets so long as (a) such ratio does not exceed 65%,
(b) such ratio ceases to exceed 60% within four (4) quarters after each date such ratio first exceeded 60%, and (c) the Borrower provides a certificate of its chief financial officer or treasurer to the Administrative Agent when such ratio first exceeds 60% and when such ratio ceases to exceed 60%.
Section 8.02 Relationship of Combined EBITDA to Combined Debt Service. As of the last day of any fiscal quarter, the ratio of (1) Combined EBITDA to (2) Combined Debt Service (each for the twelve (12)-month period ending on such last day of such quarter), to be less than 1.50 to 1.00.
Section 8.03 Ratio of Unsecured Indebtedness to Unencumbered Asset Value. As of the last day of any fiscal quarter, the ratio of (1) Unsecured Indebtedness (net of, as of such date of determination, the amount of unrestricted Cash and Cash Equivalents to the extent that there is an equivalent amount of Unsecured Indebtedness that matures within twenty-four (24) months of such date of determination) to (2) Unencumbered Asset Value to exceed 65%.
Section 8.04 Relationship of Secured Indebtedness to Capitalization Value. As of the last day of any fiscal quarter, Secured Indebtedness (net of, as of such date of determination, the amount of unrestricted Cash and Cash Equivalents to the extent that there is an equivalent amount of Secured Indebtedness that matures within twenty-four (24) months of such date of determination) to exceed 40% of Capitalization Value.
ARTICLE IX
EVENTS OF DEFAULT
Section 9.01    Events of Default. Any of the following events shall be an “Event of Default”:
(1)If Borrower shall fail to pay the principal of any Loans as and when due, and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay interest accruing on any Loans as and when due, and such failure to pay shall continue unremedied for five (5) days after written notice by Administrative Agent of such failure to pay; or fail to pay any fee or any other amount due under this Agreement, any other Loan Document or the Fee Letters as and when due and such failure to pay shall continue unremedied for two (2) Banking Days after written notice by Administrative Agent of such failure to pay; or
(2)If any representation or warranty made by Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or
(3)If Borrower shall fail (a) to perform or observe any term, covenant or agreement contained in Section 2.01(d), Article VII or Article VIII; or (b) to perform or observe any term, covenant or agreement contained in this Agreement (other than obligations specifically referred to elsewhere in this Section 9.01) or any Loan Document, or any other document executed by Borrower and delivered to Administrative Agent or the Banks in connection with the transactions contemplated hereby and such failure under this clause
(b) shall remain unremedied for thirty (30) consecutive calendar days after notice thereof (or such shorter cure period as may be expressly prescribed in the applicable document); provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

(4)If Borrower or any Consolidated Business shall fail (a) to pay any Recourse Debt of the Borrower or such Consolidated Business (other than the payment obligations described in paragraph (1) of this Section and for the avoidance of doubt, the amount of any Debt which is partial Recourse Debt shall be the actual amount to which recourse is available and not the face amount of the underlying Debt obligation, if different, unless such Debt obligation is joint and several) in an amount equal to or greater than $150,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after the expiration of any applicable grace period, or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe, or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; provided that any Permitted Convertible Debt becoming due as a result of the exercise by any holder or beneficial owner thereof of the conversion or exchange thereof shall not constitute a default, event or condition under this Section 9.01(4), regardless of the settlement method applicable to any such conversion; or
(5)If Borrower, or any Subsidiary of Borrower to which five percent (5%) or more of Capitalization Value is attributable, shall (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of ninety (90) days or more; or (e) be the subject of any proceeding under which all or a substantial part of its assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (g) suffer any such custodianship, receivership or trusteeship for all or any substantial part of its property, to continue undischarged for a period of ninety (90) days or more; or
(6)If one or more judgments, decrees or orders for the payment of money in an amount in excess of 5% of Consolidated Tangible Net Worth

(excluding any such judgments, decrees or orders which are fully covered by insurance) in the aggregate shall be rendered against Borrower or any of its Consolidated Subsidiaries, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or
(7)If any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which would constitute grounds for the termination of, or for the appointment of a trustee to administer, any Plan under Section 4042 of ERISA, or the institution by the PBGC of proceedings for any such termination or appointment under Section 4042 of ERISA; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the reasonable opinion of any Bank subject Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or is likely to exceed $150,000,000; or
(8)If at any time Borrower is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not a publicly traded company listed on the New York Stock Exchange; or
(9)If at any time any portion of Borrower’s assets constitute plan assets for ERISA purposes (within the meaning of C.F.R. §2510.3-101); or
(10)[reserved]; or
(11)If, during any period of up to twelve (12) consecutive months commencing on or after the Closing Date, individuals who were directors of Borrower at the beginning of such period (the “Continuing Directors”), plus any new directors whose election or appointment was approved by a majority of the Continuing Directors then in office, shall cease for any reason to constitute a majority of the Board of Directors of Borrower; or
(12)If, through any transaction or series of related transactions, any Person (including Affiliates of such Person) shall acquire beneficial ownership, directly or indirectly, of securities of Borrower (or of securities convertible into securities of Borrower) representing 25% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or
(13)Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than in accordance with the terms hereof or thereof, or satisfaction in full of all the Obligations, is revoked, terminated, cancelled or rescinded, without the prior written approval of Administrative Agent and such number or percentage of Banks as shall be required hereunder; or the Borrower commences any legal proceeding at law or in equity to contest, or make unenforceable, cancel, revoke or rescind any of the Loan Documents, or any court or any other governmental or regulatory agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable as to any material terms thereof.
Section 9.02    Remedies. If an Event of Default has occurred and is continuing (other than an Event of Default with respect to the Borrower described in Section 9.01(5)), the Administrative Agent, at the request of the Required Banks, shall by notice to the Borrower take any or all of the following actions, at the same or different times: (i) terminate the Loan Commitments, and thereupon the Loan Commitments shall terminate immediately, (ii) declare the Loans and other Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and such other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any remedies provided in any of the Loan Documents or by law; and in case of any Event of Default with respect to the Borrower described in Section 9.01(5), the Loan Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, if an Event of Default under Section 9.01(10) shall occur and be continuing, Administrative Agent shall not be entitled to exercise the foregoing remedies until (1) it has received a written notice from all of the Banks (the “Unanimous Bank Notices”) (i) requesting Administrative Agent exercise such remedies and (ii) indicating each Bank’s conclusion in its reasonable judgment that a Material Adverse Change has occurred and (2) Administrative Agent has provided notice to Borrower, together with copies of all of the Unanimous Bank Notices.
Section 9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.20, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including fees, charges and disbursements of counsel to the respective Banks and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE X
ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS
Section 10.01 Appointment, Powers and Immunities of Administrative Agent.
(a)Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Administrative Agent and any Sustainability Structuring Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and any Sustainability Structuring Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Related Parties in any capacity.
The Administrative Agent and any Sustainability Structuring Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.02 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
The Administrative Agent and any Sustainability Structuring Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 10.02 Reliance by Administrative Agent. The Administrative Agent and any Sustainability Structuring Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice or other communication (including any thereof by telephone, telex, telegram, cable, electronic message, or internet or intranet website posting) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in any Loan or Participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent and any Sustainability Structuring Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks or all Banks, as required by this Agreement, and such instructions of the Required Banks or all Banks, as the case may be, and any action taken or failure to act pursuant thereto, shall be binding on all of the Banks and any other holder of all or any portion of any Loan or Participation. The Administrative Agent and any Sustainability Structuring Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.03 Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07 and Section 12.02) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not send a notice of default or acceleration to Borrower without the approval of the Required Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to Law or to the Loan Documents. Each of the Banks acknowledges and agrees that no individual Bank may separately enforce or exercise any of the provisions of any of the Loan Documents, including, without limitation, the Notes, other than through Administrative Agent.
Section 10.04 Rights of Administrative Agent as a Bank. With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include Administrative Agent in its capacity as a Bank. Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent and without any duty to account therefor to the Banks.
Section 10.05 Indemnification of Administrative Agent. Each Bank agrees to indemnify Administrative Agent and any Sustainability Structuring Agent (to the extent not reimbursed under Section 12.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent or any Sustainability Structuring Agent in any way relating to or arising out of this Agreement, any other Loan

Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified as determined by a court of competent jurisdiction in a final and non-appealable judgment, (2) any loss of principal or interest with respect to Administrative Agent’s or any Sustainability Structuring Agent’s Loan or (3) any loss suffered by Administrative Agent or any Sustainability Structuring Agent in connection with a swap or other interest rate hedging arrangement entered into with Borrower.
Section 10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that none of the Administrative Agent, any Joint Lead Arranger nor any Sustainability Structuring Agent has made any representation or warranty to it, and that no act by the Administrative Agent, any Joint Lead Arranger or any Sustainability Structuring Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Joint Lead Arranger or any Sustainability Structuring Agent to any Bank as to any matter, including whether the Administrative Agent, any Joint Lead Arranger or any Sustainability Structuring Agent have disclosed material information in their (or their Related Parties’) possession. Each Bank represents to the Administrative Agent, the Joint Lead Arrangers and any Sustainability Structuring Agent that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Sustainability Structuring Agent, any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Sustainability Structuring Agent, any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Bank agrees not to assert a claim in contravention of the foregoing. Each Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower (or any Affiliate of Borrower) which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.
Section 10.07 Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. If any indemnity furnished by the Banks to Administrative Agent for any purpose shall, in the reasonable opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.
Section 10.08 Resignation or Removal of Administrative Agent. (a) Administrative Agent hereby agrees not to unilaterally resign except (1) in the event it becomes an Affected Bank and is removed or replaced as a Bank pursuant to Section 3.07, in which event it shall have the right to resign or (2) the Administrative Agent may resign by written notice to the Borrower and the Banks if a Default or Event of Default exists or if a regulator requires such resignation. Truist agrees that it may be replaced as Administrative Agent by the Required Banks if its Loan Commitment is reduced to $25,000,000 or less through assignments to Assignees. If (x) the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof or (y) the Person serving as Administrative Agent engages in gross negligence or willful misconduct in its performance of its duties as Administrative Agent as determined by a court of competent jurisdiction by final and nonappealable judgment, then the Required Banks may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent. In the case of any removal of Administrative Agent, Borrower and the Banks shall be promptly notified thereof. Upon any such resignation or removal of Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, so long as it is reasonably acceptable to the Required Banks, shall be that Bank then having the greatest Loan Commitment; if two (2) or more Banks have an equal greatest Loan Commitment, the Required Banks shall select between or among them. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty
(30) days after the Required Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or after such resignation or removal for so long as it continues to act in such capacity hereunder or under the other Loan Documents.
(b)Any Sustainability Structuring Agent may at any time give notice of its resignation to the Administrative Agent, the Banks, and the Borrower. Upon receipt of any such notice of resignation, the Borrower shall have the right, with the consent of the Required Banks, to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as a sustainability structuring agent (or the equivalent) on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Borrower and consented to by the Required Banks and shall have accepted such appointment within 30 days after the retiring Sustainability Structuring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Banks) (the “Sustainability Agent Resignation Effective Date”), then the retiring Sustainability Structuring Agent may (but shall not be obligated to), on behalf of the Administrative Agent and the Banks, appoint a successor Sustainability Structuring Agent meeting the qualifications set forth above; provided that in no event shall any such successor Sustainability Structuring Agent (or any of its Affiliates) be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Sustainability Agent Resignation Effective Date. With effect from the Sustainability Agent Resignation Effective Date, (i) the retiring Sustainability Structuring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring Sustainability Structuring Agent, all communications and determinations provided to be made by, to or through the Sustainability Structuring Agent shall instead be made by or to the Administrative Agent until such time, if any, as the Required Banks appoint and the Borrower consents to (if such consent is required hereby) a successor Sustainability Structuring Agent as provided for above. Upon the acceptance of a successor’s appointment as Sustainability Structuring Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Sustainability Structuring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Sustainability Structuring Agent as of the Sustainability Agent Resignation Effective Date), and the retiring Sustainability Structuring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Sustainability Structuring Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Sustainability Structuring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.04 shall continue in effect for the benefit of such retiring Sustainability Structuring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Sustainability Structuring Agent was acting as Sustainability Structuring Agent or relating to its duties as Sustainability Structuring Agent that are carried out following its retirement.
Section 10.09 Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor any Sustainability Structuring Agent shall be bound by any waiver, amendment, supplement or modification hereof or of any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.
Section 10.10 Liability of Administrative Agent. Neither the Administrative Agent nor any Sustainability Structuring Agent shall have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.
Section 10.11 Transfer of Agency Function. Without the consent of Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.
Section 10.12 Non-Receipt of Funds by Administrative Agent. (a) Unless Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the “Payor”) prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a “Required Payment”), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.
(b)With respect to any payment that the Administrative Agent makes for the account of the Banks hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Banks severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Bank with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)If, after Administrative Agent has paid each Bank’s share of any payment received or applied by Administrative Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency Law, sharing of payments clause of any loan agreement or otherwise, such Bank shall, at Administrative Agent’s request, promptly return its share of such payment or application to Administrative Agent, together with such Bank’s proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application. In addition, if a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such Persons as shall be determined by such court. The provisions of this Section 10.12(c) shall survive payment in full of the Obligations and termination of this Agreement.
Section 10.13 [Reserved].
Section 10.14 [Reserved].
Section 10.15 Pro Rata Treatment. Except to the extent otherwise provided, (1) each advance of proceeds of the Loans shall be made by the Banks; (2) each reduction of the amount of the Total Loan Commitment under Section 2.10 shall be applied to the Loan Commitments of the Banks; and (3) each payment of the fee accruing under paragraph (b) of Section 2.07 shall be made for the account of the Banks, ratably according to the amounts of their respective Loan Commitments. Except as otherwise expressly provided in this Agreement, each payment in respect of principal or interest under the Loans shall be applied to such obligations owing to the Banks pro rata according to the respective amounts then due and owing to the Banks.
Section 10.16 Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan or other Obligation made by it through the exercise of any right of setoff, banker’s lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks Participations in the Loans made by or other Obligations owed to the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment; provided that the provisions of this Section 10.16 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 10.16 shall apply). To such end the Banks shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a Participation in the Loans made by or other Obligations owed to other Banks may exercise all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such Participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.
Section 10.17 Possession of Documents. Each Bank shall keep possession of its own Note. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.
Section 10.18 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, any Sustainability Structuring Agent, or Syndication Agents, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Bank hereunder.
Section 10.19 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 12.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.
Section 10.20 Certain ERISA Matters.(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Loan Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement,

(iii)(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent or the Joint Lead Arrangers is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.21 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent within two (2) Banking Days after demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE XI NATURE OF OBLIGATIONS
Section 11.01 Absolute and Unconditional Obligations. Borrower acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (3) any exchange or release of any collateral, if any, or of any other Person from all or any of the Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.
The obligations and liabilities of Borrower under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.
Section 11.02 Non-Recourse to Borrower’s Principals. Notwithstanding anything to the contrary contained herein, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section, hereinafter referred to, individually and collectively, as the “Relevant Documents”), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of Borrower’s Principals and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of Borrower’s Principals or out of any assets of Borrower’s Principals, provided, however, that nothing in this Section shall be deemed to (1) release Borrower from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions; (2) release any of Borrower’s Principals from personal liability for its or his own fraudulent actions or fraudulent omissions; (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon any collateral hereafter given for the Loans or other Obligations or any and all of the assets of Borrower (notwithstanding the fact that any or all of Borrower’s Principals have an ownership interest in Borrower and, thereby, an interest in the assets of Borrower) or to name Borrower (or, to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or any collateral hereafter given for the Loans or other Obligations, any of Borrower’s Principals) as a party defendant in, and to enforce against any collateral hereafter given for the Loans or other Obligations and/or assets of Borrower any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable Law or determined by a court to be necessary to preserve Administrative Agent’s and/or Banks’ rights against any collateral hereafter given for the Loans or other Obligations or Borrower, but not otherwise) or shall be enforced against Borrower’s Principals or their assets.
ARTICLE XII MISCELLANEOUS
Section 12.01 Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.
Section 12.02 Amendments and Waivers. Except as provided in Section 3.02, no amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower (or, in the case of any guaranty executed and delivered pursuant to clause (y) of the definition of “Unencumbered Assets” in Section 1.01, the Subsidiary Guarantor referred to therein) therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (1) increase or extend the Loan Commitment of any Bank without the written consent of such Bank; (2) reduce the principal of, or interest on, the Loans or any fees due hereunder or any other amount due hereunder or under any Loan Document, without the written consent of each Bank affected thereby, except as otherwise provided in Section 2.21; (3) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees due hereunder or under any Loan Document without the written consent of each Bank affected thereby; (4) change the definition of “Required Banks”, without the written consent of each Bank; (5) amend Section 9.03, Section 10.15, Section 10.16, this Section or any other provision requiring the consent of all the Banks, without the written consent of each Bank; (6) waive any default under paragraph (5) of Section 9.01, without the written consent of each Bank, or (7) release all or substantially all of the guaranties executed and delivered pursuant to clause (y) of the definition of “Unencumbered Assets” in Section 1.01 or release any guaranties provided by a Parent Entity pursuant to Section 12.26(c), in each case without the written consent of each Bank; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Sustainability Structuring Agent hereunder without the prior written consent of the Administrative Agent or any Sustainability Structuring Agent, as the case may be. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Lenders), except that (x) the Loan Commitment of any Defaulting Lender may not be increased or extended without the consent of such Bank and
(y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Lender more adversely than other affected Banks shall require the consent of such Defaulting Lender. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of any Default or Event of Default or a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. Neither any failure or delay on the part of Administrative Agent or any Bank to exercise any right hereunder nor any single or partial exercise of any right or power hereunder or any abandonment or discontinuance of steps to enforce such right or power shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. All communications from Administrative Agent to the Banks requesting the Banks’ determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank,
(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested and (iii) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Banking Days (or five (5) Banking Days with respect to any decision to accelerate or stop acceleration of the Loans and other Obligations) after receipt of the request therefor by Administrative Agent (the “Bank Reply Period”). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved or consented to such recommendation or determination.
Section 12.03 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.
Section 12.04 Expenses; Indemnification; Limitation of Liability. Borrower agrees (i) to reimburse Administrative Agent, any Sustainability Structuring Agent, the Joint Lead Arrangers, and Syndication Agents on demand for all reasonable costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers and legal counsel) incurred by it in connection with the Loans and the preparation, execution, delivery and administration of the Loan Documents and any amendment or waiver with respect thereto, and (ii) to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents (including such costs, expenses and charges incurred during any work-out or restructuring of the Loans); provided, however, that Borrower is not responsible for costs, expenses and charges incurred by the Bank Parties in connection with the administration or syndication of the Loans (other than the fees required by the Fee Letters). Borrower agrees to indemnify Administrative Agent, any Sustainability Structuring Agent, each Joint Lead Arranger, and each Bank and their respective Affiliates, directors, officers, employees, advisors and agents (each such Person, an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses, except for Taxes (the indemnification for which is addressed in Section 3.10), incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower, (y) the execution, delivery and performance of this Agreement and the other Loan Documents (including, without limitation, the Indemnitee’s reliance on any Communications executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder (including, in the case of the Administrative Agent and its Related Parties, the administration of this Agreement and the other Loan Documents) or the transactions contemplated hereby and thereby or (z) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
None of the Administrative Agent, any Joint Lead Arranger, any Sustainability Structuring Agent, any Bank, and any Related Parties of the foregoing Persons (each such Person, a “Lender-Related Person”) shall be liable for any damages, and the Borrower agrees not to assert any claim, arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct and actual damages resulting from such Indemnitee’s breach of Section 12.20. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any transaction, agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.
The obligations of Borrower under this Section and under Article III shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans, provided, however, that in the case of Article III, such obligations shall survive only for a period of ninety (90) days after such repayment and termination.
Section 12.05 Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Indemnitees, Participants to the extent provided in this Section 12.05 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent or the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Any Bank may, without the consent of the Borrower, the Administrative Agent or any Sustainability Structuring Agent, at any time grant to one or more banks or other institutions (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Consolidated Businesses) (each a “Participant”) participating interests in its Loan (each a “Participation”). In the event of any such grant by a Bank of a Participation to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in the first proviso to Section 12.02 without the consent of the Participant. Any Participant hereunder shall have the same benefits as any Bank with respect to the yield protection, increased cost and tax provisions of Article III (subject to the requirements and limitations therein, including the requirements under Section 3.10(e) (it being understood that the documentation required under Section 3.10(e) shall be delivered to the participating Bank)), but a Participant shall not be entitled to receive any greater payment than the Bank granting such Participation would have been entitled to receive. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Subject to the conditions set forth below, any Bank may assign to one or more assignees (each such assignee, an “Assignee”) all or a portion of its rights and obligations under this

Agreement (including all or a portion of its Loan Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(i)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Bank, an Affiliate of a Bank, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Banking Days after having received written notice thereof requesting the Borrower’s approval and containing a legend that states “REQUEST FOR APPROVAL - FAILURE TO OBJECT TO THIS REQUEST WITHIN TEN (10) BANKING DAYS SHALL BE DEEMED APPROVAL”; and
(ii)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Loan Commitment to an Assignee that is a Bank with a Loan Commitment immediately prior to giving effect to such assignment.
Such assignments shall be subject to the following additional conditions:
(1)except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank’s Loan Commitment or Loans, the amount of the Loan Commitment or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(2)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement;
(3)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;
(4)the Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire in which the Assignee designates one or more contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(5)no such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender

or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
For the purposes of this Section 12.05, the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to the last paragraph of this Section 12.05, from and after the effective date specified in each Assignment and Acceptance, upon (i) execution and delivery of such Assignment and Acceptance, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and (iii) payment of the fee described in paragraph
(3) above, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Acceptance, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.05, 3.10, and 12.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Notes shall be issued to the assigning Bank and Assignee by Borrower, in exchange for the return of the original Note. The obligations evidenced by such substitute notes shall constitute “Obligations” for all purposes of this Agreement and the other Loan Documents. In connection with Borrower’s execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite corporate action to authorize Borrower’s execution and delivery of the substitute notes and any related documents. The Assignee shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any Taxes in accordance with Section 3.10. Each Assignee shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 3.10.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Any Bank may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment or grant to secure obligations to a Federal Reserve Bank, and this Section 12.05 shall not apply to any such pledge or assignment or grant of a security interest; provided that no such pledge or assignment or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Bank as a party hereto.
Borrower recognizes that in connection with a Bank’s selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee. In connection with a Bank’s delivery of any financial statements and appraisals to any such Participant or Assignee or prospective Participant or Assignee, such Bank shall also indicate that the same are delivered on a confidential basis. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank to other than its Affiliates. Any Bank or Participant may pledge its Loans or Participations as collateral in accordance with applicable law.
The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Banks, and the Loan Commitments of, and principal amounts of the Loans and any stated interest, accrued and unpaid interest and any other amounts thereon, owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary and no transfer of an interest in the Loans shall be effective unless and until recorded in the Register. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice. This paragraph shall be construed so that the Loans are at all times maintained in “registered form” for purposes of the Code and any applicable regulations (and any other relevant or successor provisions of the Code or such regulations).

Section 12.06 Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.
Section 12.07 Notices.
(a)Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Administrative Agent by telephone (to the extent permitted hereby), confirmed by writing, and to the Banks and to Borrower by electronic mail, ordinary mail or overnight courier, receipt confirmed, addressed to such party at (x) its address on the signature page of this Agreement, in the case of the Administrative Agent or the Borrower or (y) the address, electronic mail address or telephone number specified in its Administrative Questionnaire, in the case of a Bank. Notices shall be effective (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3) days after mailing; and (3) if given by overnight courier, upon receipt. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Section 2 if such Bank, has notified the Administrative Agent that it is incapable of receiving notices under such section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform. THE PLATFORM (AS DEFINED IN SECTION 6.09) IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS (AS DEFINED IN SECTION 6.09) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, any Sustainability Structuring Agent, the Syndication Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or the Administrative Agent’s or any Sustainability Structuring Agent’s or the Syndication Agents’ transmission of Borrower Materials through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, electronic mail address, telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Bank may change its address, electronic mail address, telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Bank agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank.
(e)Reliance by Administrative Agent and Banks. Absent its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment, the Administrative Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic notices and Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Bank and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Person acted with gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 12.08 Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers’ lien or counterclaim a Bank may otherwise have, each Bank and its Affiliates shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank’s or such Affiliate’s offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank or such Affiliate under this Agreement or such Bank’s Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Administrative Agent thereof; provided that such Bank’s or such Affiliate’s failure to give such notice shall not affect the validity thereof, and provided further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Banks, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.
Section 12.09 Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.
Section 12.10 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section 12.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.12 Integration. The Loan Documents and the Fee Letters set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.
Section 12.13 Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of Laws).
Section 12.14 Waivers. In connection with the obligations and liabilities as aforesaid, Borrower hereby waives (1) promptness and diligence; (2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any collateral or exhaust any right or take any action against Borrower or any other Person or any collateral; (5) any right or claim of right to cause a marshalling of the assets of Borrower; and (6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower, either jointly or severally, pursuant to this Agreement or other Loan Documents.
Section 12.15 Jurisdiction; Immunities. Borrower, Administrative Agent and each Bank hereby irrevocably submit to the exclusive jurisdiction of any New York State court sitting in New York County or the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any thereof, over any action or proceeding (whether in contract or tort or otherwise) arising out of or relating to this Agreement, the Notes or any other Loan Document. Borrower, Administrative Agent, and each Bank irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or United States Federal court. Borrower, Administrative Agent, and each Bank irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower, Administrative Agent or each Bank, as the case may be, at the addresses specified herein. Borrower, Administrative Agent and each Bank agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Borrower, Administrative Agent and each Bank further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens. Borrower, Administrative Agent and each Bank agree that any action or proceeding brought against Borrower, Administrative Agent or any Bank, as the case may be, shall be brought only in a New York State court sitting in New York County or the United States District Court for the Southern District of New York court sitting in New York County, to the extent permitted or not expressly prohibited by applicable Law.
Nothing in this Section shall affect the right of Borrower, Administrative Agent or any Bank to serve legal process in any other manner permitted by Law.
To the extent that Borrower, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.
BORROWER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, THE LOANS, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 12.16 [Reserved].
Section 12.17 [Reserved].
Section 12.18 USA Patriot Act, Etc.. Each Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Bank to identify Borrower in accordance with the Act and the Beneficial Ownership Regulation.
Section 12.19 [Reserved].
Section 12.20 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, consultants, trustees, advisors and representatives in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Bank, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Banks in connection with the administration of this Agreement, the other Loan Documents, the Loans, and the Loan Commitments.
For purposes of this Section, “Information” means all information received from the Borrower or any Consolidated Business relating to the Borrower or any Consolidated Business or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower or any Consolidated Business, provided that, in the case of information received from the Borrower or any Consolidated Business after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Banks acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Consolidated Business, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification of any person.
Section 12.21 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default at the time of any credit extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. Notwithstanding the foregoing, any representation or warranty made hereunder and specified to be made as of a certain date shall continue to be interpreted as having been made only as of such date.
Section 12.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, any Sustainability Structuring Agent, the Arrangers, and the Banks are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, any Sustainability Structuring Agent, the Arrangers, and the Banks, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, any Sustainability Structuring Agent, each Arranger and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Sustainability Structuring Agent, any Arranger nor any Bank has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, any Sustainability Structuring Agent, the Arrangers and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Sustainability Structuring Agent, any Arranger, nor any Bank has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Sustainability Structuring Agent, any Arranger or any Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.23 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent and the Bank Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Bank Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Bank Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Bank Party without further verification and (b) upon the request of the Administrative Agent or any Bank Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
The Borrower and each Bank Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and (ii) waives any claim against the Administrative Agent, each Bank Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Bank Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 12.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(A)a reduction in full or in part or cancellation of any such liability;
(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 12.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 12.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 12.26 UPREIT Reorganization.
(a)The Borrower may elect to reorganize its corporate organizational structure to implement an “umbrella partnership” real estate investment trust structure (the “Reorganization”) whereby upon the consummation of the Reorganization, (i) the Borrower under this Agreement shall become a subsidiary of a REIT whose shares have trading privileges on the New York Stock Exchange or the NYSE American or which is subject to price quotations on The NASDAQ Stock Market’s National Market System (the “REIT Entity”) and (ii) the REIT Entity shall own substantially all of its assets and conduct substantially all of its operations through a limited partnership, limited liability company or other registered business organization (other than a general partnership) under the laws of any state of the United States or the District of Columbia (the “OP”) of which the REIT Entity (or a Wholly Owned Subsidiary of the REIT Entity) is the general partner, manager, or managing member, as applicable. The Reorganization may be effectuated, among other options, by (1) the Borrower forming an OP and contributing all or substantially all of its assets to the OP (and/or Wholly Owned Subsidiaries of the OP) (a “Drop-Down Conversion”) or (2) the Borrower merging with a direct or indirect Wholly Owned Subsidiary of the Borrower, with the Borrower surviving as the OP (or a direct or indirect Wholly Owned Subsidiary of the OP) of the REIT Entity (an “Inversion Conversion”).
(b)In the event of a Drop-Down Conversion, the OP may assume all of the liabilities and obligations under, and the entity constituting the Borrower immediately prior to the Reorganization (the “Former Borrower Entity”) may transfer and assign to the OP all of its rights and benefits under, this Agreement and the other Loan Documents to which it is a party (and the Former Borrower Entity shall be released from all liabilities and obligations under this Agreement and the other Loan Documents to which the Former Borrower Entity is a party (including, without limitation, any obligations arising as general partner of the OP under applicable state law) (collectively, the “Assumption Transaction”), in each case, subject to the satisfaction of the following conditions:
(i)the Borrower shall have given the Administrative Agent and the Banks prior written notice of the Borrower’s intent to exercise a Drop-Down Conversion at least 60 days (or such shorter period as may be permitted by the Administrative Agent) prior to the proposed effective date of the Assumption Transaction (the “Assumption Date”);
(ii)the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:
(A)an assignment and assumption agreement executed by the Borrower and the OP, providing for the OP’s assumption of all of the Borrower’s liabilities and obligations under, and the Borrower’s transfer and assignment to the OP of all of the Borrower’s rights and benefits under, this Agreement and the other Loan Documents to which the Borrower is a party, and, except as set forth in the first sentence of Section 1.04 hereof or as otherwise expressly set forth herein, the term “Borrower” shall thereafter refer to the OP);

(B)amendments to this Agreement and the other Loan Documents executed by the Borrower and the OP, as appropriate, as requested by the Administrative Agent. For the avoidance of doubt, no Bank’s consent shall be required to effectuate any amendment entered into in reliance on this Section 12.26;
(C)where applicable, replacement Notes executed by the OP, payable to each applicable Bank and complying with the terms of Section 2.08;
(D)an opinion of counsel to the OP, addressed to the Administrative Agent and the Banks and covering such matters as the Administrative Agent may reasonably request in relation to matters covered in opinions concerning the Borrower on the Closing Date;
(E)the certificates, agreements and other items that would have been delivered under Sections 4.01 (4), (5), (6), (7) and (14) of this Agreement on behalf of the OP if the OP had been the Borrower on the Closing Date;
(F)An Authorization Letter executed by the OP effective as of the Assumption Date; and
(G)such other documents and instruments as the Administrative Agent, or any Bank through the Administrative Agent, may reasonably request;
(iii) no Default or Event of Default shall exist as of the date the Reorganization or will exist immediately after giving effect thereto;
(iv) the representations and warranties made or deemed made by the Borrower or the OP in any Loan Document (as amended to incorporate any revisions associated with the Reorganization) to which the Borrower or the OP is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the Assumption Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representation and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder;
(v)the Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the OP certifying as to the matters set forth in clauses (iii) and (iv) above; and
(vi) the Borrower shall have transferred all of its assets to the OP other than those assets the Borrower is permitted to retain in accordance with Section 12.26(c).
(c)Immediately upon the effectiveness of the Reorganization and continuing at all times thereafter:
(i)the REIT Entity’s assets shall consist solely of Equity Interests in the OP or any Wholly Owned Subsidiaries whose assets consist solely of direct or indirect Equity

Interests in the OP (provided, that the REIT Entity may (A) have cash and other assets of nominal value incidental to its ownership of such Equity Interests, (B) maintain assets on a temporary or pass-through basis that are held for subsequent payment of dividends or other distributions or for contribution to any Subsidiary, in each case, not otherwise prohibited by this Agreement, (C) have contract rights related to REIT Entity’s status as a public company, (D) have immaterial intercompany liabilities owing to any Parent Entity (as defined below) by the OP or any Subsidiary thereof and (E) have other assets the aggregate book value of which does not exceed $30,000,000; and
(ii)neither the REIT Entity nor any Wholly Owned Subsidiaries thereof whose assets consist solely of direct or indirect Equity Interests in the OP (each, a “Parent Entity”) shall have any liabilities other than liabilities that would be reflected in consolidated financial statements of the OP (provided, that any Parent Entity may have (A) other liabilities incidental to its status as a publicly traded REIT and not constituting liabilities in respect of indebtedness for borrowed money, including liabilities associated with employment contracts, employee benefit matters, indemnification obligations pursuant to purchase and sale agreements, and other legacy liabilities arising pursuant to contracts entered into in the ordinary course of business prior to (and not in contemplation of) the Reorganization, (B) nonconsensual obligations imposed by operation of applicable Law, (C) obligations in the form of (1) Nonrecourse Debt Guarantees and (2) contingent obligations in relation to ground leases, (D) obligations in respect of acquisition or merger transactions (provided that substantially all assets acquired in such transaction are contributed to the OP), disposition or capital markets transactions (other than the incurrence of debt securities by any Parent Entity in respect of with the Parent Entity is an obligor), (E) obligations in respect of preferred equity issued by any Parent Entity, (F) obligations of any Parent Entity that may be satisfied solely by the issuance of any common equity or preferred equity and (G) other immaterial obligations, immaterial intercompany obligations or other intercompany obligations owing by any Parent Entity to the OP or any Subsidiary of the OP).
If at any time the requirements set forth in this Section 12.26(c) are not satisfied for a period of more than thirty (30) days (or such longer period as Administrative Agent may determine with the consent of the Required Banks), the REIT Entity (and, if applicable, each other Parent Entity) shall be required to provide a guaranty of all of the Borrower’s Obligations under this Agreement and the other Loan Documents pursuant to a guaranty agreement, accompanied by customary certificates, opinions and other materials as requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, no breach or failure of condition precedent to the Reorganization or Default shall be deemed to have occurred as a result of such failure to satisfy the requirements set forth in this Section 12.26(c) if the Borrower takes the actions required by this paragraph within the time periods set forth herein.